Exhibit (b)(1)(B)

BANC OF AMERICA SECURITIES LLC BANC OF AMERICA BRIDGE LLC BANK OF AMERICA, N.A. 9 West 57th Street New York, NY 10019	GOLDMAN SACHS CREDIT PARTNERS L.P. 85 Broad Street New York, NY 10004

BEAR, STEARNS & CO. INC. BEAR STEARNS CORPORATE LENDING INC. 383 Madison Avenue New York, NY 10179	LEHMAN BROTHERS INC. LEHMAN COMMERCIAL PAPER INC. LEHMAN BROTHERS COMMERCIAL BANK 745 Seventh Avenue New York, NY 10019	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MERRILL LYNCH CAPITAL CORPORATION 4 World Financial Center 250 Vesey Street New York, NY 10080	WACHOVIA CAPITAL MARKETS, LLC WACHOVIA BANK, NATIONAL ASSOCIATION WACHOVIA INVESTMENT HOLDINGS, LLC One Wachovia Center 301 South College Street Charlotte, NC 28288

CONFIDENTIAL

June 12, 2007

LVB Acquisition, LLC

In care of:

The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Michael Dal Bello

Goldman Sachs Capital Partners

85 Broad Street

New York, NY 10004

Attention: Andrew Rhee

Kohlberg Kravis Roberts & Co.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: Stephen Ko

Texas Pacific Group

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: Jack Weingart

Project Beethoven

$6,165,000,000 Senior Secured Tender Offer Facility

$3,600,000,000 Senior Secured Term Loan Credit Facility

Up to $750,000,000 Senior Secured Revolving Credit Facility

Up to $750,000,000 Senior Secured Asset-Based Credit Facility

$775,000,000 Senior Unsecured Cash Pay Bridge Facility

$775,000,000 Senior Unsecured PIK Option Bridge Facility

$1,015,000,000 Senior Subordinated Bridge Facility

Third Amended and Restated

Commitment Letter

Ladies and Gentlemen:

You have advised Banc of America Securities LLC (“BAS”), Goldman Sachs Credit Partners L.P. (“GSCP” and, together with BAS, the “Joint Lead Arrangers”), Bear, Stearns & Co. Inc. (“Bear Stearns”), Lehman Brothers Inc. (“Lehman Brothers”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&SI”) and Wachovia Capital Markets, LLC (“Wachovia Capital Markets” and, together with BAS, GSCP, Bear Stearns, Lehman Brothers and MLPF&SI, the “Arrangers”), Bank of America, N.A. (“Bank of America”), Banc of America Bridge LLC (“BofA Bridge”), GSCP, Bear Stearns Corporate Lending Inc. (“BSCL”), Lehman Commercial Paper Inc. (“LCPI”), Lehman Brothers Commercial Bank (collectively with its affiliates, “LBCB,” and together with LCPI, the “Lehman Lenders”), Merrill Lynch Capital Corporation (“MLCC”), Wachovia Bank, National Association (“Wachovia Bank”) and Wachovia Investment Holdings, LLC (“Wachovia Investment Holdings” and, together with Bank of America, BofA Bridge, GSCP, BSCL, the Lehman Lenders, MLCC and Wachovia Bank, the “Initial Lenders”, and, together with the Arrangers, “we” or “us”) that The Blackstone Group and its affiliates (collectively, “Blackstone”), Goldman Sachs Capital Partners L.P. and its affiliates (in their role as a sponsor, collectively, “Goldman”), Kohlberg Kravis Roberts & Co. and its affiliates (collectively, “KKR”), Texas Pacific Group and its affiliates (collectively, “TPG” and, together with Blackstone, Goldman and KKR, the “Sponsors”) intend to cause LVB Acquisition, LLC, an entity controlled by the Sponsors (“Holdings” or “you”), to acquire all of the outstanding equity interests in Biomet, Inc. (the “Company”). You have further advised us that, in connection with the foregoing, you intend the other Transactions described in the Transactions Description attached hereto as Exhibit A to be consummated. Capitalized terms used but not defined herein have the meanings assigned to them in such Exhibit A and in the other Exhibits (as defined below). This Third Amended and Restated Commitment Letter amends and restates as of the date first above written the Second Amended and Restated Commitment Letter dated June 7, 2007 among BAS, Bank of America, BofA Bridge, GSCP and Holdings.

In connection with the Transactions, (i) Bank of America is pleased to advise you of its commitment to provide 35.0% of the aggregate principal amount of the Senior Secured Facilities and 35.0% of the aggregate principal amount of the Tender Facility, and BofA Bridge is pleased to advise you of its commitment to provide 38.5% of the aggregate principal amount of the Bridge Facilities, (ii) GSCP is pleased to advise you of its commitment to provide 35.0% of the aggregate principal amount of the Senior Secured Facilities, 35.0% of the aggregate principal amount of the Tender Facility and 31.5% of the aggregate principal amount of the Bridge Facilities, (iii) BSCL is pleased to advise you of its commitment to provide 7.5% of the aggregate principal amount of the Senior Secured Facilities, 7.5% of the aggregate principal amount of the Tender Facility and 7.5% of the aggregate principal amount of the Bridge Facilities, (iv) the Lehman Lenders are pleased to advise you of their commitment to provide 7.5% of the aggregate principal amount of the Senior Secured Facilities, 7.5% of the aggregate principal amount of the Tender Facility and 7.5% of the aggregate principal amount of the Bridge Facilities, (v) MLCC is pleased to advise you of its commitment to provide 7.5% of the

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aggregate principal amount of the Senior Secured Facilities, 7.5% of the aggregate principal amount of the Tender Facility and 7.5% of the aggregate principal amount of the Bridge Facilities and (vi) Wachovia Bank is pleased to advise you of its commitment to provide 7.5% of the aggregate principal amount of the Senior Secured Facilities and 7.5% of the aggregate principal amount of the Tender Facility, and Wachovia Investment Holdings is pleased to advise you of its commitment to provide 7.5% of the aggregate principal amount of the Bridge Facilities, in each case upon the terms and subject to the conditions set forth in this third amended and restated commitment letter and in the exhibits hereto (such exhibits, collectively, the “Exhibits”, and, together with this third amended and restated commitment letter and any other attachments thereto, the “Commitment Letter”).

You hereby appoint (i) each of BAS and GSCP to act, and BAS and GSCP agree to act, as joint lead arrangers for the Facilities, (ii) each of BAS, GSCP, Bear Stearns, Lehman Brothers and MLPF&SI to act, and BAS, GSCP, Bear Stearns, Lehman Brothers and MLPF&SI agree to act, as joint bookrunners for the Senior Secured Facilities and the Tender Facility, (iii) each of BAS, GSCP, Lehman Brothers, MLPF&SI and Wachovia Capital Markets to act, and BAS, GSCP, Lehman Brothers, MLPF&SI and Wachovia Capital Markets agree to act, as joint bookrunners for the Bridge Facilities, (iv) Wachovia Capital Markets to act, and Wachovia Capital Markets agrees to act, as co-manager for the Senior Secured Facilities and the Tender Facility, and (v) Bear Stearns to act, and Bear Stearns agrees to act, as co-manager for the Bridge Facilities, in each case on the terms and subject to the conditions set forth in this Commitment Letter. It is agreed that (w) Bank of America shall have “left” placement in any and all marketing materials or other documentation used in connection with the Asset-Based Facility, (x) BofA Bridge shall have “left” placement in any and all marketing materials or other documentation used in connection with each of the Bridge Facilities, (y) GSCP shall have “left” placement in any and all marketing materials or other documentation used in connection with each of the Cash Flow Facilities and (z) GSCP shall have “left” placement in any and all marketing materials or other documentation used in connection with the Tender Facility and, in each case to hold the leading role and responsibilities conventionally associated with such “left” placement, including maintaining sole “physical books” in respect of each such Facility. It is understood and agreed that you shall be entitled to replace any agent, co-agent, arranger, co-arranger, bookrunner, manager or co-manager in respect of the Facilities, other than BAS, Bank of America, BofA Bridge and GSCP.

The Initial Lenders reserve the right, prior to or after the execution of definitive documentation for any of the Facilities (the “Facilities Documentation”), to syndicate all or a portion of their commitments hereunder to one or more banks, financial institutions or other institutional lenders reasonably acceptable to you (such acceptance not to be unreasonably withheld or delayed) that will become parties to the Facilities Documentation pursuant to syndications to be managed by the Joint Lead Arrangers (the banks, financial institutions and other institutional lenders becoming parties to the Facilities Documentation being collectively referred to as the “Lenders”) and you agree to use commercially reasonable efforts to provide the Initial Lenders with a period of at least 15 consecutive calendar days immediately prior to the Refinancing Date to syndicate the Senior Secured Facilities (provided that such period occurs either entirely before or entirely after the period from and including August 17, 2007 through and including September 3, 2007; it is understood that we will syndicate to banks, financial

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institutions or other institutional lenders identified by the Initial Lenders and reasonably acceptable to you (such consent not to be unreasonably withheld or delayed) which shall not include (i) those institutions identified to the Joint Lead Arrangers by you or (ii) those persons that are competitors of the Company and its subsidiaries and identified to us by you or the Company from time to time); provided that, notwithstanding the Initial Lenders’ right to syndicate the Facilities and receive commitments with respect thereto, any assignment of commitments of the Initial Lenders prior to the Refinancing Date (other than an assignment to a Specified Investor (as defined in the Fee Letter)) shall not reduce the Initial Lenders’ obligations to fund their respective entire commitments in the event any assignee of such Initial Lender shall fail to do so; and provided, further, that any syndication of any Bridge Facility shall not be undertaken by the Initial Lenders without your prior written consent (such consent not to be unreasonably withheld or delayed) if such syndication occurs on or before the Initial Maturity Date for such Bridge Facility and results in the Initial Lenders jointly holding less than 51% of the aggregate principal amount of the outstanding Bridge Loans under such Bridge Facility; and provided, further, that any syndication of the Tender Facility shall not be undertaken by the Initial Lenders without your prior written consent (such consent not to be unreasonably withheld or delayed) if such syndication occurs on or before the Refinancing Date and results in the Initial Lenders jointly holding less than 51% of the aggregate principal amount of the outstanding Loans under such Tender Facility. Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Initial Lenders’ commitments hereunder are not subject to syndication of the Facilities. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist the Joint Lead Arrangers in completing syndications reasonably satisfactory to the Joint Lead Arrangers and you. Such assistance shall include your using commercially reasonable efforts to (a) ensure that the syndication efforts benefit materially from your existing banking relationships and the existing banking relationships of the Sponsors and, to the extent practical and appropriate, the Company, (b) ensure direct contact between your senior management, representatives and advisors, on the one hand, and the proposed Lenders, on the other hand (and ensure such contact between the senior management, representatives and advisors of the Company, on the one hand, and the proposed Lenders, on the other hand) at times and locations mutually agreed upon, (c) assist (and use commercially reasonable efforts to cause the Company and your and their respective subsidiaries and your and their respective representatives and advisors to assist) in the preparation of a customary Confidential Information Memorandum for the Tender Facility (if requested by the Joint Lead Arrangers), the Senior Secured Facilities and the Bridge Facilities and other customary marketing materials to be used in connection with the syndications, (d) host, with the Joint Lead Arrangers, one or more conference calls with or meetings of prospective Lenders at times and locations mutually agreed upon and (e) obtain ratings for each of the Senior Secured Facilities and the Bridge Facilities from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) prior to the Refinancing Date. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) neither the commencement nor completion of the syndication of the Facilities and (ii) neither obtaining the ratings referred to above nor any ratings on the Notes (as defined in Exhibit A) shall constitute a condition to the availability of the Facilities.

The Joint Lead Arrangers will manage, in consultation with you, all aspects of the syndications, including selection of Lenders reasonably acceptable to you (such acceptance not to be unreasonably withheld or delayed), determination of when the Arrangers will approach

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potential Lenders and the time of acceptance of the Lenders’ commitments, any naming rights, the final allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Joint Lead Arrangers in their syndication efforts, you agree to use commercially reasonable efforts to prepare and provide promptly to us (and to use commercially reasonable efforts to cause the Company to provide to us) all customary information available to you with respect to you, the Company and your and its subsidiaries and the Transactions, including all financial information and projections (including financial estimates, forecasts and other forward-looking information, the “Projections”), as the Joint Lead Arrangers may reasonably request in connection with the syndication of the Facilities. At the reasonable request of the Joint Lead Arrangers, you agree to use commercially reasonable efforts to assist (and to use commercially reasonable efforts to cause the Company to assist) in the preparation of a version of the Confidential Information Memorandum consisting exclusively of information and documentation that is either publicly available or not material with respect to the Company and its affiliates and any of their securities for purposes of United States federal and state securities laws. The parties intend that the information to be included in the additional version of the Confidential Information Memorandum be substantially consistent with the information that may be included in any offering memorandum for the offering of the Notes.

You hereby represent and warrant that, to the best of your knowledge, (a) all written information other than the Projections and information of general economic or general industry nature (the “Information”) that has been or will be made available to us by you, the Company or any of your or its representatives or affiliates in connection with the Transactions, taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (b) the Projections that have been or will be made available to us by you, the Company or any of your or its representatives or affiliates, have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time so made available; it being recognized by the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results. You agree to supplement the Information and the Projections from time to time until the Refinancing Date such that, to the best of your knowledge, the representations and warranties in the preceding sentence remain true in all material respects. In arranging the Facilities, including the syndications of the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

You hereby acknowledge that (a) the Arrangers and the Initial Lenders will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). You hereby agree that, so long as you are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or are actively contemplating issuing any such securities, (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be

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distributed to the Public Lenders and that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” you shall be deemed to have authorized the Arrangers, the Initial Lenders and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Arrangers and the Initial Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, you shall be under no obligation to mark any Borrower Materials “PUBLIC.”

As consideration for each Initial Lender’s commitment hereunder and each Arranger’s agreement to structure, arrange and syndicate the Facilities, you agree to pay (or to cause to be paid) to us the nonrefundable fees as set forth in the Exhibits and in the Third Amended and Restated Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (collectively, the “Fee Letter”).

Each Initial Lender’s commitment hereunder and each Arranger’s agreement to perform the services described herein are subject to (a) the negotiation, execution and delivery of the respective Facilities Documentation consistent with the respective Exhibits, (b) the satisfaction, acting reasonably, of the Joint Lead Arrangers that, from the date hereof and during the syndications of the Facilities, there shall be no competing issues of debt securities or commercial bank or other credit facilities of Holdings, the Company or any of their respective subsidiaries being offered, placed or arranged (other than the Notes and ordinary-course indebtedness consistent with past practices) and (c) the other conditions set forth in the Exhibits hereto. Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties (and related defaults) relating to the Company, its subsidiaries and their businesses the making of which shall be a condition to the availability of (a) the Tender Facility on the Tender Closing Date (as defined in Exhibit B) and (b) the Senior Secured Facilities and the Bridge Facilities on the Refinancing Date shall be (A) such of the representations and warranties made by the Company in the Acquisition Agreement (as defined in Exhibit A) as are material to the interests of the Lenders (it being understood that the representation and warranty set forth in the first sentence of Section 5.1(f) of the Acquisition Agreement (including, for the avoidance of doubt, the defined terms referenced therein) is deemed to be material to the interests of the Lenders), but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations and warranties in the Acquisition Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of such Facilities on such date if the conditions set forth herein and in the Exhibits are satisfied (it being understood that, to the extent any Guarantee is not provided, or any security interest in any Collateral is not granted and/or perfected on the Refinancing Date after your use of commercially reasonable

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efforts to do so, the delivery of such Guarantee and/or granting or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Senior Secured Facilities on the Refinancing Date but shall be required to be completed after the Refinancing Date pursuant to arrangements and timing to be mutually agreed, and it being further understood that commercially reasonable efforts in this context is expected to include at a minimum delivery of, or authorization to file, UCC financing statements and delivery of Guarantees of material domestic restricted subsidiaries). For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower set forth in the Exhibits relating to corporate power and authority, the enforceability of the Facilities Documentation, Federal Reserve margin regulations, the Investment Company Act and status of the Senior Secured Facilities as senior debt.

You agree (a) to indemnify and hold harmless each Arranger and Initial Lender and their respective affiliates and their respective officers, directors, members, employees, agents and controlling persons (collectively, the “indemnified persons”), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter (including the Exhibits), the Fee Letter, the Transactions and the other transactions contemplated hereby, the Facilities and the use of the proceeds thereof or any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any such indemnified person is a party thereto, and to reimburse each such indemnified person upon demand for any reasonable, documented, out-of-pocket legal or other expenses (except the allocated costs of in-house counsel) incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of, or material breach of this Commitment Letter or the Facilities Documentation by, such indemnified person or any of its affiliates or any of the officers, directors, employees, agents, controlling persons or members of any of the foregoing, or (ii) arising out of any Proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an indemnified person against any other indemnified person, or (B) any settlement entered into by such indemnified person without your written consent (such consent not to be unreasonably withheld or delayed); and (b)(i) if the Tender Closing Date occurs, to reimburse each of the Arrangers and Initial Lenders from time to time for all reasonable, documented, out-of-pocket expenses, including expenses of its due diligence investigation, consultants’ fees (to the extent any such consultant has been retained with your prior consent), syndication expenses, travel expenses and the fees, disbursements and other charges of counsel identified in the Exhibit B and of a single local counsel in each relevant jurisdiction (except the allocated costs of in-house counsel), in each case incurred in connection with the Tender Facility and the preparation of this Commitment Letter and the Fee Letter and the preparation of the Facilities Documentation relating to the Tender Facility and any security arrangements in connection therewith and (ii) if the Refinancing Date occurs, to reimburse each of the Arrangers and Initial Lenders from time to time for all reasonable, documented, out-of-pocket expenses, including expenses of its due diligence investigation, consultants’ fees (to the extent any such consultant has been retained with your prior consent), syndication expenses, travel expenses and the fees, disbursements and other charges of counsel identified in Exhibits C through G and of a single local counsel in each

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relevant jurisdiction (except the allocated costs of in-house counsel), in each case incurred in connection with the Senior Secured Facilities and the Bridge Facilities and the preparation of the Facilities Documentation relating to such Facilities and any security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person or any of its affiliates or any of the officers, directors, employees, agents, controlling persons or members of any of the foregoing. The foregoing provisions in this paragraph shall be superseded in each case by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect. Notwithstanding any other provisions of this letter agreement to the contrary, no indemnified person shall be liable to you for any indirect, special, punitive or consequential damages incurred in connection with the Transactions or the other transactions contemplated by this Commitment Letter.

None of the Arrangers, the Initial Lenders or their respective affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or any of its or their other relationships with you in connection with the performance by them and their affiliates of services for other companies, and none of the Arrangers, the Initial Lenders and their respective affiliates will furnish any such information (or any summary or analysis thereof) to other companies. You also acknowledge that no Arranger, Initial Lender or any of their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Company or your or its subsidiaries, confidential information obtained by them and their affiliates from other companies.

This Commitment Letter shall not be assignable by any party hereto (except to the Company or to any of your newly-formed affiliates controlled by the Sponsors, in each case in connection with the Acquisition) without the prior written consent (not to be unreasonably withheld or delayed) of each other party hereto, and any attempted assignment without such consent shall be void. Any and all obligations of, and services to be provided by, the Arrangers or Initial Lenders (including the commitments) may be performed and any and all rights may be exercised by or through any of their respective affiliates or branches. Any assignment of commitments of the Initial Lenders hereunder prior to the Refinancing Date shall not reduce the Initial Lenders’ obligations to fund their respective entire commitments in the event any assignee of such Initial Lender fails to do so. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission (or other electronic means) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not

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intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. We may perform the duties and activities described hereunder through any of our affiliates and the provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any such New York State or Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

You agree that you will not disclose the Fee Letter and the contents thereof or, prior to your acceptance hereof, this Commitment Letter and the Exhibits, the contents thereof, or the activities of the Arrangers pursuant hereto or thereto to any person without prior written approval of the Joint Lead Arrangers, except that you may disclose (a) the Commitment Letter, the Fee Letter and the contents hereof and thereof (i) to the Sponsors and to your and the Sponsors’ officers, directors, employees, stockholders, partners and members, as well as your and its respective agents, attorneys, accountants and advisors on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory legal process (in which case you agree, to the extent permitted by law, to inform us promptly thereof), (b) this Commitment Letter, the Fee Letter and the contents hereof and thereof to the Company and its direct and indirect equity holders, officers, directors, employees, and their respective attorneys, accountants, agents and advisors, in each case in connection with the Transactions and on a confidential and need-to-know basis, (c) the existence and contents of the Exhibits to any rating agency in connection with the Transactions and (d) to the extent required by applicable law, the existence and contents of this Commitment Letter and the Fee Letter in any public filing in connection with the Acquisition or the financing thereof (in which case you agree to inform the Joint Lead Arrangers promptly thereof); provided that the foregoing restrictions shall cease to

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apply (except in respect of the Fee Letter and the contents thereof) after the Facilities Documentation shall have been executed and delivered by the parties thereto.

Each of the Arrangers and the Initial Lenders and their respective affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent such person from disclosing any such information (a) as required by applicable law or compulsory legal process (in which case we agree, to the extent permitted by law, to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over such person or any of its affiliates, (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such person or any of its affiliates, (d) to the extent that such information is received by such person from a third party that is not to such person’s knowledge subject to confidentiality obligations with respect to such information, (e) to the extent that such information is independently developed by such person, (f) to such person’s affiliates and to its and their employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (g) to potential and prospective Lenders and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower and its obligations under the Facilities, in each case, who have been advised of the confidential nature of the information and of the terms of this paragraph and have agreed to keep such information confidential or (h) for purposes of establishing a “due diligence” defense. The foregoing provisions in this paragraph shall be superseded in each case by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

Except as may otherwise be provided in the Facilities Documentation, the reimbursement, indemnification, jurisdiction and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to syndication and with respect to confidentiality of the Fee Letter and the contents thereof) and our confidentiality obligations hereunder shall automatically terminate and be superseded by the provisions of the Facilities Documentation upon the initial funding thereunder, and you and we shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and the Initial Lenders’ commitments hereunder at any time subject to the provisions of the preceding sentence.

As you know, the Arrangers are full service securities firms engaged, either directly or through their affiliates in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Arrangers or their affiliates may actively trade the debt and equity securities (or related derivative securities) of the Company and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Arrangers or their affiliates may

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also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Company or other companies which may be the subject of the arrangements contemplated by this letter.

The Arrangers and their affiliates may have economic interests that conflict with those of Holdings and the Company. You agree that the Arrangers and the Initial Lenders will act under this letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between them and you and the Company, your and their respective stockholders or your and their affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Arrangers and Initial Lenders, on the one hand, and you and the Company, on the other, (ii) in connection therewith and with the process leading to such transaction the Arrangers and Initial Lenders are acting solely as principals and not as agents or fiduciaries of you, the Company, your and their management, stockholders, creditors or any other person, (iii) none of the Arrangers nor Initial Lenders has assumed an advisory or fiduciary responsibility in favor of Holdings with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether they or any of their affiliates has advised or is currently advising Holdings or the Company on other matters) or any other obligation to Holdings except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) Holdings has consulted its own legal and financial advisors to the extent it deemed appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. You agree that you will not claim that the Arrangers or Initial Lenders have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you, in connection with such transaction or the process leading thereto.

Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to the Joint Lead Arrangers the enclosed duplicate originals (which delivery may be via facsimile or other electronic means) of this Commitment Letter and the Fee Letter, in each case not later than 5:00 p.m., New York City time, on June 13, 2007, failing which the Initial Lenders’ commitments hereunder will expire at such time. With respect to (x) the Tender Facility, upon the earliest to occur of (A) the execution and delivery of the Tender Facility Documentation by all of the parties thereto, (B) the date on which the Offer (as defined in the Acquisition Agreement) is abandoned, withdrawn or terminated and (C) the Termination Date as defined in the Acquisition Agreement (or such earlier date on which the Acquisition Agreement terminates), then the commitment for the Tender Facility pursuant to this Commitment Letter and the agreement of the Arrangers to provide the services described herein with respect to the Tender Facility shall automatically terminate unless the Initial Lenders shall, in their discretion, agree to an extension and (y) the Senior Secured Facilities and the Bridge Facilities, upon the earliest to occur of (A) the termination of the commitment for the Tender Facility pursuant to clause (x)(B) or (x)(C) above, (B) the execution and delivery of the Facilities Documentation relating to the Senior Secured Facilities and the Bridge Facilities by all of the parties thereto or (C) June 6, 2008, if the Facilities Documentation relating to the Senior Secured Facilities shall not have been executed and delivered by you, the Borrower and/or one or more affiliates of the Sponsors controlled by

11

the Sponsors and formed for the purpose of effecting the Acquisition prior to that date, then this Commitment Letter and the agreement of the Arrangers to provide the services described herein shall automatically terminate unless the Initial Lenders shall, in their discretion, agree to an extension.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies you, the Company and the other obligors under the Facilities, which information may include your and its names and addresses and other information that will allow us and the Lenders to identify you, the Company and such other obligors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for us and the Lenders.

By signing this Commitment Letter, each of the parties hereto hereby acknowledges and agrees that (a)(i) Bank of America is offering to provide its commitments under the Senior Secured Facilities and the Tender Facility separate and apart from BofA Bridge’s offer to provide its commitments under the Bridge Facilities and (ii) BofA Bridge is offering to provide its commitments under the Bridge Facilities separate and apart from the offer by Bank of America to provide its commitments under the Senior Secured Facilities and the Tender Facility and (b)(i) Wachovia Bank is offering to provide its commitments under the Senior Secured Facilities and the Tender Facility separate and apart from Wachovia Investment Holdings’ offer to provide its commitments under the Bridge Facilities and (ii) Wachovia Investment Holdings is offering to provide its commitments under the Bridge Facilities separate and apart from the offer by Wachovia Bank to provide its commitments under the Senior Secured Facilities and the Tender Facility. You may, at your option, elect to accept this Commitment Letter (and the applicable provisions of the Fee Letter) with respect to either the Senior Secured Facilities and the Tender Facility, on the one hand, or the Bridge Facilities, on the other hand, or both.

[signatures follow on next page]

12

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:	/s/ Matthew C. Sclafani
Name: Matthew C. Sclafani
Title: Principal

BANK OF AMERICA, N.A.

By:	/s/ Matthew C. Sclafani
Name: Matthew C. Sclafani
Title: Principal

BANC OF AMERICA BRIDGE LLC

By:	/s/ Matthew C. Sclafani
Name: Matthew C. Sclafani
Title: Principal

LVB Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Bruce H. Mendelsohn
Name: Bruce H. Mendelsohn
Title: Authorized Signatory

LVB Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ Larry Alletto
Name: Larry Alletto
Title:

BEAR STEARNS CORPORATE LENDING INC.

By:	/s/ Larry Alletto
Name: Larry Alletto
Title:

LVB Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

LEHMAN BROTHERS INC.

By:	/s/ Laurie Perper
Name: Laurie Perper
Title: Senior Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Laurie Perper
Name: Laurie Perper
Title: Senior Vice President

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Laurie Perper
Name: Laurie Perper
Title: Senior Vice President

LVB Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Sarang Gadkari
Name: Sarang Gadkari
Title: Managing Director

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Sarang Gadkari
Name: Sarang Gadkari
Title: Vice President

LVB Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Kurt Brechnitz
Name: Kurt Brechnitz
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kurt Brechnitz
Name: Kurt Brechnitz
Title: Managing Director

WACHOVIA INVESTMENT HOLDINGS, LLC

By:	/s/ Kurt Brechnitz
Name: Kurt Brechnitz
Title: Managing Director

LVB Commitment Letter

The provisions of this Commitment Letter with respect to the Tender Facility are accepted and agreed to as of the date first written above:

LVB ACQUISITION, LLC

By:	/s/ Stephen Ko
	Name:	Stephen Ko
	Title:	Co-President

The provisions of this Commitment Letter with respect to the Senior Secured Facilities are accepted and agreed to as of the date first written above:

LVB ACQUISITION, LLC

By:	/s/ Stephen Ko
	Name:	Stephen Ko
	Title:	Co-President

The provisions of this Commitment Letter with respect to the Bridge Facilities are accepted and agreed to as of the date first written above:

LVB ACQUISITION, LLC

By:	/s/ Stephen Ko
	Name:	Stephen Ko
	Title:	Co-President

LVB Commitment Letter

CONFIDENTIAL	EXHIBIT A

Project Beethoven

$6,165,000,000 Senior Secured Tender Offer Facility

$3,600,000,000 Senior Secured Term Loan Credit Facility

Up to $750,000,000 Senior Secured Revolving Credit Facility

Up to $750,000,000 Senior Secured Asset-Based Credit Facility

$775,000,000 Senior Unsecured Cash Pay Bridge Facility

$775,000,000 Senior Unsecured PIK Option Bridge Facility

$1,015,000,000 Senior Subordinated Bridge Facility

Transactions Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached and the other Exhibits thereto (such Commitment Letter, together the Exhibits thereto, the “Commitment Letter”).

As described in the Commitment Letter, the Sponsors intend to cause Holdings to acquire, directly or indirectly through the Offer (as defined in the Acquisition Agreement) and the Merger (as defined below), all of the outstanding shares of common stock, without par value (the “Shares”), of the Company pursuant to the Merger Agreement (the “Acquisition Agreement”), dated as of December 18, 2006 (amended and restated as of the date hereof), among Holdings, LVB Acquisition Merger Sub, Inc., a direct wholly-owned subsidiary of Holdings (“Merger Sub”), and the Company.

In connection with the foregoing, it is intended that:

(a) Merger Sub will make the Offer to purchase all outstanding Shares. Following the consummation of the Offer, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Holdings. As used herein, the term “Acquisition” shall mean the collective reference to the Offer (including any extensions and subsequent offering periods and all purchases of Shares pursuant thereto), the exercise, if any, of the Top-Up Option (as defined in the Acquisition Agreement) and the Merger.

(b) On or prior to the Tender Closing Date (as defined in Exhibit B), the Sponsors and certain other investors (which may include members of the Company’s management) arranged by the Sponsors (collectively with the Sponsors, the “Investors”) will make cash equity contributions (collectively, the “Equity Contribution”) to Merger Sub, Holdings or one or more direct or indirect holding company parents of Holdings, which, together with any rollover equity, will constitute an aggregate amount (together with any amounts otherwise paid to existing equityholders for equity interests in the Company in connection with the Transactions) sufficient, after taking into account the maximum principal amount of the Tender Facility, to fund the total amount required to consummate the Acquisition and to pay fees and expenses incurred in connection with the Transactions; provided that the Equity Contribution required at the time of the Tender Closing Date shall in any event comprise no less than 50% of the value of the Shares tendered in the Offer at such time such that the aggregate amount outstanding under Tender Facility shall in no event exceed 50% of the value of the Shares securing the Tender Facility at such time (it being understood that (x) a portion of the Equity Contribution equal to the amount of cash on hand of the Company immediately following the consummation of the Acquisition in excess of $50,000,000 (the “Interim Equity Financing”) may be made to Merger Sub in the form of common stock or redeemable preferred stock, so long as the terms of any such redeemable preferred stock is reasonably satisfactory to the Joint Lead Arrangers and (y) such Interim Equity Financing will be redeemed or repaid on or about the Refinancing Date). To the extent received by Holdings or any direct or indirect parent company of Holdings, the proceeds of the Equity Contribution will be contributed to Merger Sub.

(c) On the Tender Closing Date, the Borrower (as defined in Exhibit B) will obtain the senior secured bridge loan facility described in Exhibit B to the Commitment Letter (the “Tender Facility”) in a maximum principal amount not to exceed $6,165,000,000.

(d) On the date of initial funding under the Senior Secured Facilities (the “Refinancing Date”), the Borrower (as defined in Exhibit C) will obtain the senior secured credit facilities described in Exhibit C to the Commitment Letter (the “Cash Flow Facilities”) in a maximum principal amount not to exceed $3,600,000,000 plus the difference between $750,000,000 and the estimated amount of the Borrowing Base (as defined in Exhibit D to the Commitment Letter) and borrow up to $3,600,000,000 in senior secured term loans from one or more Lenders thereunder; provided that, at the Borrower’s option, the aggregate principal amount of senior secured term loans borrowed on the Refinancing Date may be reduced by up to $250,000,000 and such amount will be funded on the Refinancing Date under the Asset-Based Facility described below.

(e) On the Refinancing Date, the Borrower (as defined in Exhibit C) will obtain up to $750,000,000 in aggregate commitments under the senior secured asset-based revolving credit facility described in Exhibit D to the Commitment Letter (the “Asset-Based Facility” and, together with the Cash Flow Facilities, the “Senior Secured Facilities”); provided, that the amount of such aggregate commitments shall be reduced by the difference between $750,000,000 and the estimated amount of the Borrowing Base on the Refinancing Date.

(f) On the Refinancing Date, the Borrower (as defined in Exhibit C) will either (i) issue and sell up to $775,000,000 in aggregate principal amount of its senior unsecured cash pay debt securities (the “Senior Cash Pay Notes”) in a Rule 144A or other private placement or (ii) if and to the extent the Borrower does not issue the Senior Cash Pay Notes in such aggregate principal amount on or prior to the Refinancing Date, borrow up to $775,000,000, less the amount of the Senior Cash Pay Notes issued pursuant to the immediately preceding clause (i), in loans (the “Senior Cash Pay Bridge Loans”) from one or more Lenders under a new senior unsecured bridge facility described in Exhibit E to the Commitment Letter (the “Senior Cash Pay Bridge Facility”).

(g) On the Refinancing Date, the Borrower (as defined in Exhibit C) will either (i) issue and sell up to $775,000,000 in aggregate principal amount of its senior unsecured PIK option debt securities (the “Senior PIK Option Notes” and, together with the Senior Cash Pay Notes, the “Senior Notes”) in a Rule 144A or other private placement or (ii) if and to the extent the Borrower does not issue the Senior PIK Option Notes in such aggregate principal amount on or prior to the Refinancing Date, borrow up to $775,000,000, less the amount of the Senior PIK Option Notes issued pursuant to the immediately preceding clause (i), in loans (the “Senior PIK Option Bridge Loans” and, together with the Senior Cash Pay Bridge Loans, the

“Senior Bridge Loans”) from one or more Lenders under a new senior unsecured PIK option bridge facility described in Exhibit F to the Commitment Letter (the “Senior PIK Option Bridge Facility” and, together with the Senior Cash Pay Bridge Facility, the “Senior Bridge Facilities”).

(h) On the Refinancing Date, the Borrower (as defined in Exhibit C) will either (i) issue and sell up to $1,015,000,000 in aggregate principal amount of its senior subordinated debt securities (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) in a Rule 144A or other private placement or (ii) if and to the extent the Borrower does not issue the Senior Subordinated Notes in such aggregate principal amount on or prior to the Refinancing Date, borrow up to $1,015,000,000, less the amount of the Senior Subordinated Notes issued pursuant to the immediately preceding clause (i), in loans (the “Senior Subordinated Bridge Loans” and, together with the Senior Bridge Loans, the “Bridge Loans”) from one or more Lenders under a new senior subordinated unsecured bridge facility described in Exhibit G to the Commitment Letter (the “Senior Subordinated Bridge Facility” and, together with the Senior Bridge Facilities, the “Bridge Facilities”). The Tender Facility, the Senior Secured Facilities and the Bridge Facilities are collectively referred to as the “Facilities”.

(i) On the Refinancing Date, the Borrower (as defined in Exhibit C) will use the proceeds of the borrowings under the Senior Secured Facilities and the Notes and/or the borrowings under the Bridge Facilities (i) to refinance the Tender Facility, (ii) to redeem or repay the Interim Equity Financing, if any, (iii) to consummate the Merger, if applicable and (iv) to pay related fees and expenses.

The transactions described above and the payment of related fees and expenses are collectively referred to herein as the “Transactions”.

CONFIDENTIAL	EXHIBIT B

Project Beethoven

$6,165,000,000 Senior Secured Tender Offer Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in Exhibit A to the Commitment Letter.

Borrower:	LVB Acquisition Merger Sub, Inc., a wholly owned subsidiary of Holdings (the “Borrower”) that will purchase the Shares in the Offer.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:	Bank of America, N.A. will act as the sole administrative agent and sole collateral agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Tender Facility, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Goldman Sachs Credit Partners L.P., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Tender Facility, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Tender Facility.

Co-Documentation Agents:	Bear Stearns Corporate Lending Inc., Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Tender Facility.

Co-Manager:	Wachovia Capital Markets, LLC will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Tender Facility.

Tender Facility:	A senior secured bridge loan facility (the “Tender Facility,” and the loans thereunder, the “Tender Loans”) in an aggregate principal amount of $6,165,000,000.

Purpose:	Proceeds of the Tender Facility may be used solely (i) to finance the purchase of Shares by the Borrower in the Offer (including during any extensions or subsequent offering periods), (ii) to finance the Top–Up Option (if applicable), (iii) at the Borrower’s option, to finance the payment of consideration in the Merger, (iv) to pay related transaction costs, fees and expenses and (v) to pay interest and fees due under the Tender Facility. Amounts borrowed under the Tender Facility that are repaid or prepaid may not be reborrowed.

Definitive Documentation:	Consistent with documentation for transactions of this type done by major private equity sponsors. The Tender Facility Documentation shall not contain any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the initial borrowing under the Tender Facility. It is acknowledged and agreed that the Commitment Letter (including the annexes and exhibits hereto) sets forth the material terms of the Tender Facility Documentation.

Maturity Date:	The Tender Facility will mature on June 6, 2008 (the “Tender Facility Maturity Date”).

Availability:	The Tender Facility will first be made available to Borrower on the date on which conditions relating thereto set forth in the Commitment Letter, this Exhibit B and Section (A) of Exhibit H are met (the “Tender Closing Date”) and subsequently in additional drawings in minimum amounts to be agreed to fund subsequent purchases of Shares as and when required, to finance the payment of consideration in the Merger, to pay related transaction costs, fees and expenses and to pay interest due under the Tender Facility as and when needed.

Interest:	At Borrower’s option, loans will bear interest based on the Base Rate or LIBOR (including with respect to borrowings on the Tender Closing Date), as described below:

A. Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365/66 days and payable semi-annually in arrears. The Base Rate is defined as the higher of (i) the Administrative Agent’s Prime Rate and (ii) the Federal Funds Effective Rate plus 1/2 of 1%.

Base Rate borrowings will require one business day’s prior notice and will be in minimum amounts to be agreed upon.

B. LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, three or six months (as selected by the Borrower) and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid semi-annually and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any) consistent with documentation for recent transactions for companies owned by Sponsors.

LIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.

Default Interest:	Upon the occurrence and during the continuance of a payment default, interest will accrue on any overdue amount of a loan or other overdue amount payable under the Tender Facility at a rate of 2.0% per annum in excess of the rate (including the applicable Interest Margin) otherwise applicable to such loan or other amount and will be payable on demand.

Interest Margins:	The applicable Interest Margin will be the percentages set forth in the following table:

Base Rate Loans	LIBOR Loans
1.25%	2.25%

; provided that the applicable Interest Margin will increase by 0.25% at the end of the first six-month period after the Tender Closing Date.

Optional Prepayments and Reduction of Commitments:	Tender Loans may be prepaid and commitments may be reduced by the Borrower, in minimum amounts to be agreed upon, at the Borrower’s option at any time without penalty, premium or fees (subject to breakage costs). Amounts prepaid in respect of the Tender Facility may not be reborrowed.

Guarantees:	None.

Security:	The Tender Facility will be secured (on a first priority basis) by a perfected lien on, and pledge of, and security interest in the Shares (collectively, the “Tender Facility Collateral”). Prior to the consummation of the Merger, the Borrower shall not be permitted to acquire or hold material assets other than the Shares. The Borrower agrees (i) not to amend or waive any of its rights under any voting agreement between a holder of Shares and the Borrower that obligates such holder to vote in favor of the Merger (each, a “Voting Agreement”) in a manner that is materially adverse to the Lenders without the reasonable consent of the Joint Lead Arrangers, (ii) upon the reasonable request of the Joint Lead Arrangers, to enforce its rights under any Voting Agreement and (iii) to use commercially reasonable efforts to amend any Voting Agreement prior to the Tender Closing Date to provide for third party enforcement rights under the Voting Agreements for the Lenders from and after the Tender Closing Date, to the extent the Borrower does not own 75.0% of the outstanding Shares from and after the Tender Closing Date.

Conditions to Each Borrowing:	Subject to the ninth paragraph of the Commitment Letter, conditions precedent to each borrowing under the Tender Facility will be those set forth under the ninth paragraph of the Commitment Letter and in Section (A) of Exhibit H to the Commitment Letter and the following: (1) delivery of Form U-1 appropriately completed, (2) after giving effect to such borrowing, the amount outstanding under the Tender Facility shall be no more than 50% of the then current market value of the Shares securing the Tender Facility and (3) following the initial borrowing under the Tender Facility, absence of defaults.

Representations and Warranties:	The following representations and warranties will apply, subject to materiality thresholds and exceptions to be agreed and consistent with documentation for recent transactions of this type done by major private equity sponsors, to the Borrower: corporate existence; compliance with material laws; corporate power and authority; enforceability of the Tender Facility Documentation; no conflict with law or material contractual obligations; no default; ownership of property; absence of liens other than permitted liens; taxes; Federal Reserve margin regulations; Investment Company Act; solvency; and creation and perfection of security interests.

Affirmative Covenants:	The following affirmative covenants will apply, subject to materiality thresholds and consistent with transactions of this type done by major private equity sponsors, to the Borrower: delivery (promptly after being made available to the Borrower) of financial and other information (certified quarterly (for the first three quarters of the fiscal year)) and audited annual financial statements of the Company (promptly after being made available to the Borrower), notices of defaults, litigation and other material events and budgets (promptly after being made available to the Borrower) and such other information that the Lenders may reasonably request regarding its ownership of the Shares and progress of the Offer; payment of taxes and other material obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with applicable laws and regulations; maintenance of property; maintenance of books and records; right to inspect books and records; further assurances with respect to security interests in after-acquired property; and agreement to establish interest rate hedging arrangements for at least 50% of the aggregate funded indebtedness of the Borrower within 6 months of the Tender Closing Date. The Borrower will use its commercially reasonable efforts to effect the refinancing of the Tender Facility as soon as practicable after the Tender Closing Date.

Negative Covenants:	Prior to the consummation of the Merger, the Borrower shall limit the scope of its activities to activities related to the Transactions. Following the consummation of the Merger, the Borrower shall comply in all material respects with the covenants set forth in Section 6.1(a) of the Acquisition Agreement (other than those set forth in clauses (D) (with respect to securities of the Company), (G) (provided that the Company issues new equity interests in connection with any transaction covered thereby), (N) and (O) of such Section 6.1(a)) as if such covenants were in full force and effect, other than any such activities or actions as are not, taken as a whole, materially adverse to the Lenders.

Financial Covenants:	None.

Events of Default:	Modification or waiver of the Acquisition Agreement or the documentation relating to the Offer in a manner that is materially adverse to the Lenders prior to final consummation thereof, nonpayment, breach of representations and covenants, cross defaults, loss of significant lien on collateral, bankruptcy and insolvency events, judgments and change of control (to be defined), in each case subject to grace periods, materiality thresholds and exceptions to be agreed and consistent with documentation for recent transactions of this type done by major private equity sponsors.

Voting:

Amendments and waivers of the Tender Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the Tender Facility, except that (a) the consent of each Lender adversely affected thereby shall be required with respect to: (i) increases in the commitments of such Lender, (ii) reductions of principal, interest or fees, (iii) extensions of final maturity or any other date on which payments are due and (iv) releases of liens on all or substantially all of the Tender Facility Collateral (other than in connection with any sale of Tender Facility Collateral permitted by the Tender Facility Documentation) and (b) the consent of 100% of the Lenders will be required with respect to (i) modifications to any of the voting percentages and (ii) modifications of the pro rata payment provisions.

The Tender Facility Documentation shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding at least 50% of the aggregate amount of the loans and commitments under the Tender Facility shall have consented thereto.

Cost and Yield Protection:	Consistent with documentation for recent transactions of this type done by major private equity sponsors, it being agreed that the definitive credit documentation will provide customary provisions protecting the Borrower from withholding tax liabilities in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.

Assignments and Participations:	Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to assign Tender Loans after the Tender Closing Date with the consent (not to be unreasonably withheld or delayed) of the Borrower; provided, however, that prior to the Refinancing Date, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Initial Lenders (or their affiliates that are acceptable to the Borrower) would hold, in the aggregate, less than 51% of the outstanding Tender Loans.

Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to participate their Tender Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Expenses and Indemnification:	The Tender Facility Documentation will provide that the Borrower shall pay all reasonable, documented, out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Tender Facility Documentation.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, bad faith, willful misconduct or material breach of the Tender Facility Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel to Agents and Arrangers:	Cahill Gordon & Reindel LLP.

CONFIDENTIAL	EXHIBIT C

Project Beethoven

$3,600,000,000 Senior Secured Term Loan Credit Facility

Up to $750,000,000 Senior Secured Revolving Credit Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in Exhibit A to the Commitment Letter.

Borrower:	Either Merger Sub or the Company, and, following the Acquisition, the Company (the “Borrower”). The Borrower may designate one or more of its wholly owned restricted subsidiaries (collectively, the “Borrowing Subsidiaries”) as additional borrowers under the Cash Flow Revolving Facility, subject to the provision of guarantees by the Borrower and such other Guarantors as mutually agreed.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:	Bank of America, N.A. will act as the sole administrative agent and sole collateral agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Cash Flow Facilities, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Goldman Sachs Credit Partners L.P., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Cash Flow Facilities, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Cash Flow Facilities.

Co-Documentation Agents:	Bear Stearns Corporate Lending Inc., Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Cash Flow Facilities.

Co-Manager:	Wachovia Capital Markets, LLC will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Cash Flow Facilities.

Cash Flow Facilities:

(A)   A senior secured term loan facility in an aggregate principal amount of $3,600,000,000 (the “Term Loan Facility”) (at Borrower’s option, upon notice by the Borrower to the Administrative Agent not less than 30 days prior to the Closing Date, up to 30% of such loans shall be denominated in Euros and/or British pounds sterling); provided that, at the Borrower’s option, the aggregate principal amount of the Term Loan Facility may be reduced by up to $250,000,000 and the Borrower will borrow a corresponding amount under the Asset-Based Facility on the Closing Date.

(B)   A senior secured revolving credit facility in an aggregate principal amount equal to the difference between $750,000,000 and the estimated amount of the Borrowing Base (as defined in Exhibit D) on the Closing Date (the “Cash Flow Revolving Facility” and, together with the Term Loan Facility, the “Cash Flow Facilities”). Lenders with commitments under the Cash Flow Revolving Facility are collectively referred to herein as the “Revolving Lenders”. Draws on the Cash Flow Revolving Facility may be made in U.S. dollars, Euros, British pounds sterling and such other currencies as the parties may agree, in each case with sublimits to be agreed upon. For the avoidance of doubt, if the estimated Borrowing Base is equal to or greater than $750,000,000, the Cash Flow Revolving Facility will not be provided to the Borrower.

Swingline Loans:	Bank of America, N.A. (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings (in minimum amounts and integral multiples to be agreed upon) of up to an aggregate amount to be agreed upon. Including for purposes of calculating the commitment fee described below, any such swingline borrowings will reduce availability under the Cash Flow Revolving Facility on a dollar-for-dollar basis. Upon notice from the Swingline Lender, the Revolving Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the Cash Flow Revolving Facility.

Letters of Credit:	An aggregate amount to be agreed upon, and in any event not less than a minimum amount to be agreed upon, of the Cash Flow Revolving Facility will be available to the Borrower in the form of letters of credit. Letters of credit will be issued by Bank of America, N.A. and other Lenders approved by the Administrative

Agent and the Borrower (in such capacity, the “Issuing Banks”). Each letter of credit will expire not later than the earlier of (a) 12 months after its date of issuance and (b) the third business day prior to the final maturity of the Cash Flow Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above). Drawings under any letter of credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of loans under the Cash Flow Revolving Facility) within one business day. The Revolving Lenders will be irrevocably and unconditionally obligated to acquire participations in each letter of credit, pro rata in accordance with their commitments under the Cash Flow Revolving Facility, and to fund such participations in the event the Borrower does not reimburse an Issuing Bank for drawings within one business day.

Incremental Facilities:	The Cash Flow Facilities Documentation (as defined below) will permit the Borrower to add one or more incremental term loan facilities to the Cash Flow Facilities (each, an “Incremental Term Loan Facility”) and/or, to the extent the Cash Flow Revolving Facility is provided, increase commitments under the Cash Flow Revolving Facility (any such increase, an “Incremental Revolving Commitment”; the Incremental Term Loan Facilities and the Incremental Revolving Commitments are collectively referred to as “Incremental Cash Flow Facilities”) in an aggregate amount of up to $750,000,000; provided that (i) no existing Lender will be required to participate in any such Incremental Cash Flow Facility, (ii) no event of default or default exists or would exist after giving effect thereto, (iii) the maturity date of any such Incremental Term Loan Facility shall be no earlier than the maturity date of the Term Loan Facility, (iv) the interest rates and amortization schedule applicable to any Incremental Term Loan Facility shall be determined by the Borrower and the lenders thereunder; provided that such amortization schedule shall not have a weighted average life to maturity shorter than the Term Loan Facility and (v) any Incremental Revolving Commitment shall be on terms and pursuant to documentation applicable to the Cash Flow Revolving Facility and any Incremental Term Loan Facility shall be on terms and pursuant to documentation to be determined, provided that, to the extent such terms and documentation are not consistent with the Term Loan Facility (except to the extent permitted by clause (iii) or (iv) above), they shall be reasonably satisfactory to the Administrative Agent.

Purpose:	(A) The proceeds of the loans under the Term Loan Facility, together with the proceeds of (a) any borrowings made under the Cash Flow Revolving Facility on the Refinancing Date, (b) any borrowings made under the Asset-Based Facility on the Refinancing Date, (c) the Notes issued on the Refinancing Date and/or the borrowings made under the Bridge Facilities on the Refinancing Date, as the case may be, and (d) cash on hand, will be used to finance the Transactions to be consummated on the Refinancing Date.

(B)   The proceeds of loans under the Cash Flow Revolving Facility will be used for working capital and other general corporate purposes of the Borrower and its subsidiaries, including financing of permitted acquisitions, and for the purposes set forth above in clause (A).

(C) Letters of credit will be used by the Borrower for general corporate purposes of the Borrower and its subsidiaries.

Availability:

(A)   The full amount of the Term Loan Facility must be drawn in a single drawing concurrently with the consummation of the Transactions to be consummated on the Refinancing Date. Amounts repaid or prepaid under the Term Loan Facility may not be reborrowed.

(B)   Loans under the Cash Flow Revolving Facility will be available on and after the Refinancing Date and at any time prior to the final maturity of the Cash Flow Revolving Facility, in minimum principal amounts to be agreed upon. No more than $100,000,000 in the aggregate may be drawn under the Cash Flow Revolving Facility and the Asset-Based Facility on the Refinancing Date to finance the Transactions and additionally, extensions of credit may be made under the Cash Flow Revolving Facility on the Refinancing Date (i) to fund any financing gap resulting from changes to the pricing and fees for the Facilities and (ii) to replace or backstop existing letters of credit or other existing credit arrangements. Amounts prepaid under the Cash Flow Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Final Maturity and Amortization:	(A) The Term Loan Facility will mature on the day that is 7.5 years after the Refinancing Date and will amortize 1% per annum in equal quarterly installments until the final maturity date.

(B) The Cash Flow Revolving Facility will mature, and lending commitments thereunder will terminate, on the sixth anniversary of the Refinancing Date.

Guarantees:	All obligations of the Borrower under the Cash Flow Facilities and any interest rate protection or other hedging arrangements entered into with a Lender or any affiliate of any Lender (collectively, the “Hedging Arrangements”), will be unconditionally guaranteed (the “Guarantees”) by Holdings and each existing and each subsequently acquired or organized wholly-owned domestic restricted subsidiary of the Borrower (other than certain subsidiaries to be agreed upon and only to the extent permitted by contractual arrangements or applicable law or regulation) (collectively, the “Guarantors”). Each guarantee issued in respect of the Notes and/or the Bridge Facilities will be automatically released upon the release of the corresponding Guarantee of the Cash Flow Facilities.

Security:

The Cash Flow Facilities, the Guarantees and the Hedging Arrangements will be secured by the following assets (collectively, the “Collateral”):

(a)    a perfected first-priority pledge of all of the equity interests of the Borrower and all of the equity interests held by the Borrower or any Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such foreign subsidiary), in each case excluding any interests in joint ventures to the extent such a pledge would violate the governing documents thereof (such pledged equity interests, the “Equity Collateral”);

(b)    perfected first-priority security interests in and mortgages on substantially all other tangible and intangible personal property and material fee-owned real property and assets of the Borrower and the Guarantors (such property and assets, together with the Equity Collateral, the “Cash Flow Facilities Collateral”) that do no constitute Asset-Based Facility Collateral (as defined below), including equipment, investment property, contract rights, intellectual property, other general intangibles, certain commercial tort claims and proceeds of the foregoing, but in each case excluding (i) the Equity Collateral specified above and any exclusions therefrom, (ii) those assets over which the granting of a security interest in such assets would be prohibited by contract or applicable law or the organizational documents of any non-wholly owned subsidiary, (iii) leaseholds, (iv) letter of credit rights, (v) certain commercial tort claims, (vi) exceptions related to insurance and other regulatory matters to be agreed, (vii) those assets as to which the parties shall reasonably determine that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby and (viii) other exceptions to be mutually agreed upon or that are usual for facilities of this type for affiliates of the Sponsors; and

(c)    a perfected second-priority security interest in all accounts receivable (except assets subject to any permitted receivables facility), inventory, cash, deposit accounts, intangible assets to the extent attached to the foregoing and all proceeds of the foregoing of the Borrower and the Guarantors (the “Asset-Based Facility Collateral” and, together with the Cash Flow Facilities Collateral, the “Collateral”).

The lien priority, relative rights and other creditors’ rights issues in respect of the Cash Flow Facilities and the Asset-Based Facility will be set forth in customary intercreditor provisions that will be included in the security documents relating to the Collateral, all of which shall be reasonably acceptable to the Borrower, the Administrative Agent and the Lenders. The security documents will provide that, so long as any obligations are outstanding under the Asset-Based Facility, the Administrative Agent under the Asset-Based Facility will control at all times all remedies and other actions related to the Asset-Based Facility Collateral, and that the secured parties under the Cash Flow Facilities will not be entitled to take any action with respect to the Asset-Based Facility Collateral.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Administrative Agent and subject to exceptions (including customary permitted liens, including liens on the assets of the Borrower and its subsidiaries permitted under, or disclosed in, the Acquisition Agreement and the schedules thereto) usual for facilities of this type for affiliates of the Sponsors and customary for borrowers in the same industry as the Company permitted under the definitive documentation for the Cash Flow Facilities (the “Cash Flow Facilities Documentation”). Except as otherwise specified herein all Cash Flow Facilities Documentation shall be in form usual for facilities of this type for affiliates of the Sponsors.

Notwithstanding the foregoing, assets may be excluded from the Collateral and subsidiaries may be excluded from guarantee requirements under the Cash Flow Facilities Documentation in circumstances where the Borrower and the Administrative Agent agree that the cost of obtaining a security interest in such assets or providing such a guarantee are excessive in relation to the value afforded thereby.

Mandatory Prepayments:

Loans under the Term Loan Facility shall be prepaid with:

(a) 50% (with stepdowns to 25% and 0% if the Borrower’s ratio (the “Senior Secured Leverage Ratio”) of Senior Secured Net Indebtedness to Consolidated Adjusted EBITDA (such terms to be defined in a manner consistent with facilities of this type by affiliates of the Sponsors) is less than certain thresholds to be agreed) of the Borrower’s annual excess cash flow (to be defined in a manner consistent with facilities of this type by affiliates of the Sponsors, such definition to provide for, among other things, a deduction from excess cash flow, without duplication among periods, of operating cash used to finance acquisitions or to be used to finance acquisitions for which a binding agreement exists), commencing with the first full fiscal year ending after the Refinancing Date; provided that any voluntary prepayments of loans (including loans under the Cash Flow Revolving Facility and/or the Asset-Based Facility to the extent commitments thereunder are permanently reduced by the amount of such prepayments) shall be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis;

(b) If the Borrower’s Senior Secured Leverage Ratio is greater than a certain threshold to be agreed, 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries (including insurance and condemnation proceeds), in excess of an amount to be agreed and subject to exceptions to be agreed upon and a 100% reinvestment right if reinvested (or committed to be reinvested) within 15 months of such sale or disposition (and if committed to be reinvested, actually reinvested within the later of 15 months of such sale or disposition and 180 days of such commitment); and

(c) 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries after the Refinancing Date (excluding proceeds from any debt (including the Notes) to the extent the proceeds thereof are used to prepay amounts outstanding under the Bridge Facilities and other debt permitted to be prepaid under the Cash Flow Facilities

Documentation, debt not prohibited under the Cash Flow Facilities Documentation and with other exceptions, if any, to be mutually agreed upon).

The above-described mandatory prepayments shall be applied as directed by the Borrower.

Any Lender may elect not to accept any mandatory prepayment (each a “Declining Lender”). Any prepayment amount declined by a Declining Lender shall be offered first to the non-Declining Lenders under the Term Loan Facility. To the extent such prepayment amounts are not accepted by such non-Declining Lenders, subject to any prepayment requirements of the Notes and/or the Bridge Facilities, such amounts may be retained by the Borrower.

Voluntary Prepayments/Reductions in Commitments:	Voluntary prepayments of borrowings under the Cash Flow Facilities and voluntary reductions of the unutilized portion of the Cash Flow Revolving Facility commitments will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR or Adjusted EURIBOR loans other than on the last day of the relevant interest period.

All voluntary prepayments under the Term Loan Facility shall be applied as directed by the Borrower.

Representations and Warranties:	Usual for facilities and transactions of this type for affiliates of the Sponsors and limited to: financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change after the Closing Date; corporate existence; compliance with laws; corporate power and authority; enforceability and binding effect of Cash Flow Facilities Documentation; no conflict with law or contractual obligations; charter documents and agreements; no material litigation; ownership of property; liens; intellectual property and license; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; solvency on a consolidated basis on the Closing Date; labor matters; accuracy of disclosure; projections; creation and perfection of security interests; government authorization and other consents with respect to the Cash Flow Facilities; use of proceeds; and treatment as senior debt under all subordinated debt and as designated senior debt thereunder.

Conditions Precedent to Initial Borrowing:

Usual for facilities and transactions of this type for affiliates of the Sponsors, and limited to: delivery of customary legal opinions, delivery of customary evidence of authority and officer’s certificates; payment of required fees and expenses; delivery of solvency certificate (with respect to the Borrower and its subsidiaries on a consolidated basis); delivery of evidence of insurance; and delivery of a customary borrowing notice. Under the Cash Flow Facilities Documentation, the availability of the initial borrowings under the Cash Flow Facilities will also be subject to the conditions precedent set forth in Section (B) of Exhibit H to the Commitment Letter.

The Cash Flow Facilities Documentation shall not contain (a) any conditions precedent other than the conditions precedent set forth herein or in Section (B) of Exhibit H to the Commitment Letter or (b) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the initial borrowings under the Cash Flow Facilities.

Conditions Precedent to Each Subsequent Borrowing:	The making of each subsequent extension of credit under the Cash Flow Facilities after the Refinancing Date shall be conditioned upon (a) the accuracy of representations and warranties in all material respects as of the date of such extension of credit, and (b) the absence of defaults or events of default at the time of, or after giving effect to the making of, such extension of credit.

Affirmative Covenants:	Usual for facilities and transactions of this type for affiliates of the Sponsors (to be applicable to the Borrower and its restricted subsidiaries) and limited to: delivery of financial statements, reports, projections, officers’ certificates and other information reasonably requested by the Administrative Agent; use of proceeds; payment of taxes and similar obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws; maintenance of property and customary insurance, provided that there shall be no requirement to maintain insurance that is more restrictive than the Company’s current normal course practice; maintenance of books and records; right of the Lenders to inspect property and books and records under customary conditions to be agreed upon; notices of defaults and litigation and other material events; compliance with environmental laws; additional guarantors and collateral; use of proceeds; and further assurances with respect to guarantees, security interests and related matters, subject, in the case of each of the foregoing covenants, to exceptions and qualifications to be agreed upon.

Negative Covenants:

Usual for facilities and transactions of this type for affiliates of the Sponsors (to be applicable to the Borrower and its restricted subsidiaries) and limited to: limitations on dividends or distributions on, and redemptions and repurchases of, equity interests and other restricted payments (with exceptions to include, without limitation, tax distributions to equity owners of the Borrower); limitations on prepayments, redemptions and repurchases of subordinated debt and modification of instruments relating thereto; limitations on debt, guarantees and hedging arrangements (which shall permit the incurrence of indebtedness, subject only to no default and compliance with a Senior Secured Leverage Ratio to be agreed); limitations on liens and sale-leaseback transactions (which shall permit liens securing indebtedness incurred in compliance with the above-referenced incurrence test, subject to intercreditor terms customary for financings involving affiliates of the Sponsors); limitations on loans and investments; limitations on mergers, acquisitions (which shall be permitted on the terms set forth in the next succeeding paragraph) and asset sales; limitations on transactions with affiliates; and limitations on restrictions on ability of restricted subsidiaries that are not Guarantors to pay dividends or make distributions, subject, in the case of each of the foregoing covenants, to exceptions, qualifications and, as appropriate, “baskets” to be agreed upon (including an available basket amount in an amount to be agreed and that will be built by the greater of retained excess cash flow or 50% of consolidated net income (to be increased to 75% upon achievement of a Senior Secured Leverage Ratio to be agreed), and may be used for, among other things, certain investments, restricted payments and the prepayment of subordinated debt).

The Borrower or any restricted subsidiary will be permitted to make acquisitions (in addition to the Acquisition) as long as (a) there is no default, (b) the Borrower would be in pro forma compliance with a Senior Secured Leverage Ratio to be agreed after giving effect thereto, (c) the acquired company or assets are in the same or generally related line of business as the Borrower and its subsidiaries and (d) the acquired company and its subsidiaries (other than immaterial subsidiaries) will become, in the case of any acquired entities organized under the laws of the United States, Guarantors and pledge their Collateral to the Administrative Agent. Acquisitions of entities that do not become Guarantors will be limited to an aggregate amount to be agreed upon by the Administrative Agent and the Borrower.

Financial Covenants:	None.

Unrestricted Subsidiaries:	The Cash Flow Facilities Documentation will contain provisions pursuant to which, subject to limitations to be agreed (including customary limitations on investments, loans and advances to, other investments in, unrestricted subsidiaries), the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted subsidiaries will not be subject to the affirmative or negative covenant or event of default provisions of the Cash Flow Facilities Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining compliance (to the extent applicable) with the negative covenants and financial ratios contained in the Cash Flow Facilities Documentation.

Events of Default:	Usual for facilities and transactions of this type for affiliates of the Sponsors (subject, where appropriate, to customary and other agreed upon grace periods and exceptions) and limited to: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration to material indebtedness of the Borrower or its subsidiaries; bankruptcy of the Borrower or its material subsidiaries; material judgments in respect of the Borrower or its material subsidiaries; ERISA events; actual or asserted invalidity of material guarantees or security documents; and Change of Control (to be defined in a manner usual for facilities of this type for affiliates of the Sponsors).

Voting:	Amendments and waivers of the Cash Flow Facilities Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the Cash Flow Facilities, except that (a) the consent of each Lender adversely affected thereby shall be required with respect to: (i) increases in the commitments of such Lender, (ii) reductions of principal, interest or fees, (iii) extensions of final maturity or any other date on which payments are due and (iv) releases of liens on all or substantially all of the Collateral or all or substantially all of the value of the Guarantees (other than in connection with any sale of Collateral or the release of the relevant Guarantor permitted by the Cash Flow Facilities Documentation) and (b) the consent of 100% of the Lenders will be required with respect to (i) modifications to any of the voting percentages and (ii) modifications of the pro rata payment provisions.

The Cash Flow Facilities Documentation shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding at least 50% of the aggregate amount of the loans and commitments under the Cash Flow Facilities shall have consented thereto.

Cost and Yield Protection:	Usual for facilities and transactions of this type for affiliates of or funds advised by the Sponsors, it being agreed that the definitive credit documentation will provide customary provisions protecting the Borrower from withholding tax liabilities in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.

Assignments and Participations:	The Lenders will be permitted to assign loans and commitments with the consent (not to be unreasonably withheld or delayed) of the Borrower (unless a payment or bankruptcy (with respect to the Borrower) event of default has occurred and is continuing or such assignment is to a Lender or an affiliate of a Lender), the Administrative Agent (unless such assignment is an assignment of a commitment or loan under a Term Loan Facility to a Lender or an affiliate of a Lender) and, in the case of assignments under the Cash Flow Revolving Facility, the Swingline Lender and each principal Issuing Bank, in each case not to be unreasonably withheld or delayed. Each assignment (except to other Lenders or their affiliates) will be in a minimum amount of (i) $5,000,000 in respect of loans and commitments under the Cash Flow Revolving Facility and (ii) $1,000,000 in respect of loans and commitments under each Term Loan Facility. Assignments will not be required to be pro rata among the Cash Flow Facilities.

The Lenders will be permitted to participate loans and commitments without restriction in accordance with applicable law. Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous affirmative vote of all Lenders would be required.

Expenses and Indemnification:	The Cash Flow Facilities Documentation will provide that the Borrower shall pay all reasonable, documented, out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Cash Flow Facilities Documentation.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, bad faith, willful misconduct or material breach of the Cash Flow Facilities Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel to Agents and Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX I to Exhibit C

Interest Rates:	The interest rates under the Cash Flow Facilities will be as follows:

Term Loan Facility:

If the Loans are made in Dollars and/or Sterling: At the option of the Borrower, (i) if on the Refinancing Date, the Borrower shall have received a corporate rating of B2 or higher by Moody’s and a corporate family rating of B or higher by S&P (“Ratings Category I”), Adjusted LIBOR plus 2.50% or ABR plus 1.50% and (ii) in all other cases, Adjusted LIBOR plus 2.75% or ABR plus 1.75%.

If the Loans are made in Euros: At the option of the Borrower, (i) if on the Refinancing Date, the Borrower has obtained Ratings Category I, Adjusted EURIBOR plus 2.50% or the Base Rate plus 1.50% and (ii) in all other cases, Adjusted EURIBOR plus 2.75% or the Base Rate plus 1.75%.

Cash Flow Revolving Facility:

If the Loans are made in Dollars and/or Sterling: At the option of the Borrower, (i) if on the Refinancing Date, the Borrower has obtained Ratings Category I, Adjusted LIBOR plus 2.50% or ABR plus 1.50% and (ii) in all other cases, Adjusted LIBOR plus 2.75% or ABR plus 1.75%.

If the Loans are made in Euros: At the option of the Borrower, (i) if on the Refinancing Date, the Borrower has obtained Ratings Category I, Adjusted EURIBOR plus 2.50% or the Base Rate plus 1.50% and (ii) in all other cases, Adjusted EURIBOR plus 2.75% or the Base Rate plus 1.75%.

All swingline loans will be ABR or Base Rate loans.

As used herein:

“Adjusted EURIBOR” means the Euro interbank offered rate, adjusted for statutory reserve requirements.

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements.

“ABR” means the higher of (i) Bank of America, N.A.’s Prime Rate and (ii) the Federal Funds Effective Rate plus  1/2 of 1%.

“Base Rate” means the rate quoted by Bank of America, N.A. as its base rate for loans denominated in Euros.

Adjusted LIBOR and Adjusted EURIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 and, if available to the Lenders, 9 or 12 months or a shorter period, as selected by the Borrower.

Interest on loans and all fees will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed), provided that interest on (i) ABR loans, when based on Bank of America, N.A.’s Prime Rate, or (ii) loans in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year, will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year), in each case calculated on the basis of the actual number of days elapsed. Interest will be payable on Adjusted LIBOR and Adjusted EURIBOR loans on the last day of the applicable interest period (and at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR and Base Rate loans quarterly and upon prepayment.

Default Rate:	With respect to overdue principal, after notice from the Administrative Agent, the applicable interest rate plus 2.00% per annum and, with respect to any other overdue amount, after notice from the Administrative Agent, the interest rate applicable to ABR loans plus 2.00% per annum.

Letter of Credit Fees:	A per annum fee equal to the applicable spread over Adjusted LIBOR under the Cash Flow Revolving Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit under the Cash Flow Revolving Facility, payable in arrears at the end of each quarter and upon termination of the Cash Flow Revolving Facility. Such fees shall be distributed to Revolving Lenders pro rata in accordance with their commitments under the Cash Flow Revolving Facility. In addition, the Borrower shall pay to each Issuing Bank, for its own account, (a) a fronting fee of 0.125% on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon termination of the Cash Flow Revolving Facility, and (b) the Issuing Bank’s customary issuance and administration fees.

Commitment Fees:	The Borrower shall pay a commitment fee of 0.50% per annum on the average daily unused portion of the Cash Flow Revolving Facility, payable quarterly in arrears.

Changes in Interest Rate Margins and Commitment Fees:	The Cash Flow Facilities Documentation will contain provisions under which, from and after the date of delivery of the Borrower’s financial statements covering a period of at least one full fiscal quarter after the Refinancing Date, (a) interest rate margins under the Cash Flow Facilities will be subject to change based upon a leverage-based grid set forth on Schedule A to this Annex I and (b) commitment fees under the Cash Flow Revolving Facility will be subject to change based upon a leverage-based grid set forth on Schedule A to this Annex I.

Schedule A to ANNEX I

Cash Flow Facilities Spreads and Commitment Fees

	Senior Secured Leverage Ratio	Term Loan Facility				Cash Flow Revolving Facility				Commitment Fees
		Adjusted LIBOR+	Adjusted EURIBOR+	ABR+	Base Rate+	Adjusted LIBOR+	Adjusted EURIBOR+	ABR+	Base Rate+
1	Greater than or equal to 4.0 to 1.0	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	As indicated under Annex I “Interest Rates”	50 bps
2	Less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	25 bps less than Row 1	50 bps
3	Less than 3.5 to 1.0 but greater than or equal to 3.0 to 1.0	Same as Row 2	Same as Row 2	Same as Row 2	Same as Row 2	50 bps less than Row 1	50 bps less than Row 1	50 bps less than Row 1	50 bps less than Row 1	37.5 bps
4	Less than 3.0 to 1.0	Same as Row 2	Same as Row 2	Same as Row 2	Same as Row 2	75 bps less than Row 1	75 bps less than Row 1	75 bps less than Row 1	75 bps less than Row 1	37.5 bps

CONFIDENTIAL	EXHIBIT D

Project Beethoven

Up to $750,000,000 Senior Secured Asset-Based Credit Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit D shall have the meanings set forth in Exhibit A to the Commitment Letter.

Borrower:	Same as the Borrower under the Cash Flow Facilities as set forth in Exhibit C to the Commitment Letter (the “Borrower”). The Borrower may designate one or more of its wholly owned restricted subsidiaries (collectively, the “Borrowing Subsidiaries”) as additional borrowers under the Asset-Based Facility, subject to provision of guarantees by the Borrower and such other Guarantors as mutually agreed.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:	Bank of America, N.A. will act as the sole administrative agent and sole collateral agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Asset-Based Facility, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Banc of America Securities LLC, Goldman Sachs Credit Partners L.P., Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Asset-Based Facility, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Asset-Based Facility.

Co-Documentation Agents:	Bear Stearns Corporate Lending Inc., Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Asset-Based Facility.

Co-Manager:	Wachovia Capital Markets, LLC will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Asset-Based Facility.

Senior Secured Asset-Based Facility:	A senior secured asset-based revolving credit facility in an aggregate principal amount of $750,000,000 (the “Asset-Based Facility”); provided, that such aggregate principal amount shall be reduced by the difference between $750,000,000 and the estimated amount of the Borrowing Base on the Closing Date. Draws on the Asset-Based Facility may be made in U.S. dollars, Euros, British pounds sterling and such other currencies as the parties may agree, in each case with sublimits to be agreed upon.

Swingline Loans:	A Lender to be specified by the Sponsors (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings (in minimum amounts and integral multiples to be agreed upon) of up to an aggregate amount to be agreed upon. Including for purposes of calculating the commitment fee described below, any such swingline borrowings will reduce availability under the Asset-Based Facility on a dollar-for-dollar basis. Upon notice from the Swingline Lender, the Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the Asset-Based Facility.

Letters of Credit:	An aggregate amount to be agreed upon, and in any event not less than a minimum amount to be agreed upon, of the Asset-Based Facility will be available to the Borrower in the form of letters of credit. Letters of credit will be issued by Bank of America, N.A., Goldman Sachs Credit Partners L.P. and other Lenders approved by the Administrative Agent and the Borrower (in such capacity, the “Issuing Banks”). Each letter of credit will expire not later than the earlier of (a) 12 months after its date of issuance and (b) the third business day prior to the final maturity of the Asset-Based Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above). Drawings under any letter of credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of loans under the Asset-Based Facility) within one business day. The Lenders will be irrevocably and unconditionally obligated to acquire participations in each letter of credit, pro rata in accordance with their commitments under the Asset-Based Facility, and to fund such participations in the event the Borrower does not reimburse an Issuing Bank for drawings within one business day.

Incremental Facility:	The Asset-Based Facility Documentation (as defined below) will permit the Borrower to increase commitments under the Asset-Based Facility (any such increase, an “Incremental Asset-Based

Facility Commitment”) in an aggregate amount of up to $100,000,000; provided that (i) no existing Lender will be required to participate in any such Incremental Asset-Based Facility Commitment, (ii) no event of default or default exists or would exist after giving effect thereto, (iii) all incurrence-based covenants would be satisfied on a pro forma basis on the date of incurrence and for the most recent determination period, after giving effect to such Incremental Asset-Based Facility Commitment, the use of proceeds thereof and other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions or repayment of indebtedness after the beginning of the relevant determination period but prior to or simultaneous with the borrowing under such Incremental Asset-Based Facility Commitment and (iv) any Incremental Asset-Based Facility Commitment shall be on terms and pursuant to documentation applicable to the Asset-Based Facility.

Purpose:

(A)   The proceeds of loans under the Asset-Based Facility will be used for working capital and other general corporate purposes, including financing of permitted acquisitions, and for the purposes set forth under clause (A) under the caption “Purpose” in Exhibit C, subject to the limitations set forth below under the caption “Availability.”

(B) Letters of credit will be used by the Borrower for general corporate purposes of the Borrower and its subsidiaries.

Availability:	Loans under the Asset-Based Facility will be available, subject to the then-applicable Borrowing Base (as defined below), on and after the Refinancing Date and at any time prior to the final maturity of the Asset-Based Facility, in minimum principal amounts to be agreed upon. No more than $100,000,000 in the aggregate may be drawn under the Cash Flow Revolving Facility and the Asset-Based Facility on the Refinancing Date to finance the Transactions provided that additional extensions of credit may be made under the Asset-Based Facility on the Refinancing Date (i) in an amount equal to any reduction of the Term Loan Facility, not to exceed $250,000,000, (ii) to fund any financing gap resulting from changes to the pricing and fees for the Facilities and (iii) to replace or backstop existing letters of credit or other existing credit arrangements. Subject to the then-applicable Borrowing Base, amounts prepaid under the Asset-Based Facility may be reborrowed.

Borrowing Base:	The aggregate amount of loans made and letters of credit drawn under the Asset-Based Facility shall at no time exceed the lesser of the Asset-Based Facility amount or the Borrowing Base.

The Borrowing Base (the “Borrowing Base”) at any time shall equal:

(a)    85% of Eligible Accounts Receivable; plus

(b)    85% of the net orderly liquidation value of Eligible Inventory (but in any event not to exceed 65% of the Borrowing Base); minus

(c)    Applicable Reserves;

in each case as of such time. Eligible Accounts Receivable, Eligible Inventory and Applicable Reserves shall be defined in the Asset-Based Facility Documentation in a manner consistent with comparable asset-based transactions for affiliates of the Sponsors or other financial sponsors of similar stature.

Interest Rates and Fees:	As set forth on Annex I hereto.

Maturity:	The Asset-Based Facility will mature, and lending commitments thereunder will terminate, on the sixth anniversary of the Refinancing Date.

Guarantees:	Same guarantors as the Cash Flow Facilities. Such Guarantees will rank pari passu with guarantees under the Cash Flow Facilities. Each Guarantee issued in respect of the Asset-Based Facility will be automatically released upon the release of the corresponding guarantee of the Cash Flow Facilities.

Security:

The Asset-Based Facility and the Guarantees will be secured by a perfected first-priority security interest in all accounts receivable (except assets subject to any permitted receivables facility), inventory, cash, deposit accounts, intangible assets to the extent attached to the foregoing and all proceeds of the foregoing of the Borrower and the Guarantors (the “Asset-Based Facility Collateral”).

The lien priority, relative rights and other creditors’ rights issues in respect of the Asset-Based Facility and the Cash Flow Facilities will be set forth in customary intercreditor provisions that will be included in the security documents relating to the Asset-Based Facility Collateral, all of which shall be reasonably acceptable to the Borrower, the Administrative Agent and the Lenders. The security documents will provide that, so long as any obligations are outstanding under the Asset-Based Facility, the Administrative Agent will control at all times all remedies and other actions related to the Asset-Based Facility Collateral, and that the secured parties under the Cash Flow Facilities will not be entitled to take any action with respect to the Asset-Based Facility Collateral.

The Borrower shall use its commercially reasonable efforts to implement cash management procedures reasonably satisfactory to the Administrative Agent as of the Refinancing Date, including, but not limited to, customary lockbox and blocked account agreements; provided that in the event such procedures are not implemented as of the Refinancing Date, the Borrower shall continue to use its commercially reasonable efforts to implement such procedures not later than 90 days after the Refinancing Date. The Borrower shall cause or direct all cash (subject to certain reasonable and customary exceptions) to be deposited daily in an account subject to a blocked account agreement maintained by the Administrative Agent or another banking institution reasonably acceptable to the Administrative Agent (the “Collection Account”), and, upon the occurrence of (x) a Liquidity Event (as defined below) or (y) an event of default (an event described in clause (x) or (y), an “Account Control Event”), all amounts deposited into the Collection Account shall be subject to the Administrative Agent’s sole control and such amounts shall be used to reduce exposure under the Asset-Based Facility as described under the caption “Mandatory Prepayments”.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Administrative Agent and subject to exceptions (including customary permitted liens, including liens on the assets of the Borrower and its subsidiaries permitted under, or disclosed in, the Acquisition Agreement and the schedules thereto) usual for facilities of this type for affiliates of the Sponsors and customary for borrowers in the same industry as the Company permitted under the definitive documentation for the Asset-Based Facility (the “Asset-Based Facility Documentation”). Except as otherwise specified herein all Asset-Based Facility Documentation shall be in form usual for facilities of this type for affiliates of the Sponsors.

Notwithstanding the foregoing, assets may be excluded from the Asset-Based Facility Collateral and subsidiaries may be excluded from guarantee requirements under the Asset-Based Facility Documentation in circumstances where the Borrower and the Administrative Agent agree that the cost of obtaining a security interest in such assets or providing such a guarantee are excessive in relation to the value afforded thereby.

Mandatory Prepayments:

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Facility exceeds the lesser of (i) the Asset-Based Facility commitment amount and (ii) the then-applicable Borrowing Base, then the Borrower will immediately repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the Asset-Based Facility commitment amount.

Following an Account Control Event, all amounts deposited in the Collection Account will be promptly applied by the Administrative Agent to repay outstanding loans and cash collateralize letters of credit.

Voluntary Prepayments/Reductions in Commitments:	Voluntary prepayments of borrowings under the Asset-Based Facility and voluntary reductions of the unutilized portion of the Asset-Based Facility commitments will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR loans other than on the last day of the relevant interest period.

Representations and Warranties:	Usual for facilities and transactions of this type for affiliates of the Sponsors and limited to: financial statements (including pro forma financial statements) and borrowing base certificates; absence of undisclosed liabilities; no material adverse change after the Closing Date; corporate existence; compliance with laws; corporate power and authority; enforceability and binding effect of Asset-Based Facility Documentation; no conflict with law or contractual obligations; charter documents and agreements; no material litigation; ownership of property; liens; intellectual property and licenses; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; solvency on a consolidated basis on the Closing Date; labor matters; accuracy of disclosure; projections; creation and perfection of security interests; government authorization and other consents with respect to the Asset-Based Facility; treatment as senior debt under all subordinated debt and as designated senior debt thereunder; and use of proceeds.

Conditions Precedent to Initial Borrowing:	Usual for facilities and transactions of this type for affiliates of the Sponsors, and limited to: delivery of customary legal opinions, delivery of customary evidence of authority and officer’s certificates; payment of required fees and expenses;

delivery of solvency certificate (with respect to the Borrower and its subsidiaries on a consolidated basis); delivery of evidence of insurance; minimum availability; and delivery of a customary borrowing notice and a customary borrowing base certificate in a form consistent with the terms hereof. Under the Asset-Based Facility Documentation, the availability of the initial borrowings under the Asset-Based Facility will also be subject to the conditions precedent set forth in Section (B) of Exhibit H to the Commitment Letter.

The Asset-Based Facility Documentation shall not contain (a) any conditions precedent other than the conditions precedent set forth herein or in Section (B) of Exhibit H to the Commitment Letter or (b) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the initial borrowings under the Asset-Based Facility.

Conditions Precedent to Each Subsequent Borrowing:	The making of each subsequent extension of credit under the Asset-Based Facility after the Refinancing Date shall be conditioned upon (a) the accuracy of representations and warranties in all material respects as of the date of such extension of credit, (b) the absence of defaults or events of default at the time of, or after giving effect to the making of, such extension of credit and (c) availability (subject to the then-applicable Borrowing Base).

Affirmative Covenants:	Usual for facilities and transactions of this type for affiliates of the Sponsors (to be applicable to the Borrower and its restricted subsidiaries) and limited to: delivery of financial statements, reports, projections, officers’ certificates and other information reasonably requested by the Administrative Agent; use of proceeds; payment of taxes and similar obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws; maintenance of property and customary insurance, provided that there shall be no requirement to maintain insurance that is more restrictive than the Company’s current normal course practice; maintenance of books and records; right of the Lenders to inspect property and books and records under customary conditions to be agreed upon; notices of defaults and litigation and other material events; compliance with environmental laws; additional guarantors and collateral; use of proceeds; further assurances with respect to guarantees, security interests and related matters; commencing on the earlier of (i) the six-month anniversary of the Refinancing Date and (ii) the month during which the initial borrowing of loans under the Asset-Based

Facility, delivery of monthly borrowing base certificates (weekly if excess availability is less than 13% of the Borrowing Base) (it being understood that the Administrative Agent shall have the right to conduct periodic commercial finance examinations and inventory appraisals at the Borrower’s expense at intervals to be mutually agreed, taking into account similar transactions with affiliates of the Sponsors); and maintenance of cash management systems, subject, in the case of each of the foregoing covenants to exceptions and qualifications to be agreed upon.

Negative Covenants:

Usual for facilities and transactions of this type for affiliates of the Sponsors (to be applicable to the Borrower and its restricted subsidiaries) and limited to: limitations on dividends or distributions on, and redemptions and repurchases of, equity interests and other restricted payments (with exceptions to include, without limitation, tax distributions to equity owners of the Borrower); limitations on prepayments, redemptions and repurchases of subordinated debt and modification of instruments relating thereto; limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; and limitations on restrictions on ability of restricted subsidiaries that are not Guarantors to pay dividends or make distributions, subject in the case of each of the foregoing covenants to exceptions, qualifications and, as appropriate, “baskets” to be agreed upon.

The covenants with respect to dividends and other restricted payments, repayments of subordinated debt and acquisitions and other investments will permit the same subject to certain payment conditions, including (i) no default or event of default at the time of, or after giving effect to, the subject payment, (ii) availability under the Asset-Based Facility being not less than 15% of the Asset-Based Facility size on the Refinancing Date after giving effect to such payment and (iii) pro forma compliance with the fixed charge coverage ratio set forth below under the caption “Additional Conditions” (whether or not a Liquidity Event is then existing).

Financial Covenants:	None.

Unrestricted Subsidiaries:	The Asset-Based Facility Documentation will contain provisions pursuant to which, subject to limitations to be agreed (including customary limitations on investments, loans and advances to, other investments in, unrestricted subsidiaries), the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted subsidiaries will not be subject to the affirmative or negative covenant or event of default provisions of the Asset-Based Facility Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining compliance (to the extent applicable) with the negative covenants and financial ratios contained in the Asset-Based Facility Documentation.

Additional Conditions:

None, provided that, if availability under the Asset-Based Facility is less than 10% of the Borrowing Base (a “Liquidity Event”), additional borrowings under the Asset-Based Facility will not be permitted unless the Borrower’s pro forma ratio of (i) Consolidated Adjusted EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements are available less Capital Expenditures and Cash Taxes for such period to (ii) Consolidated Fixed Charges (to include cash interest only) is at least 1.0 to 1.0 (with financial definitions to be agreed upon).

For purposes of determining compliance with the foregoing financial ratio, any cash equity contribution (which equity shall be common equity or other equity on terms and conditions reasonably acceptable to the Administrative Agent) made to Holdings after the Refinancing Date and on or prior to the day on which any borrowing under the Asset-Based Facility is requested during any period in which a Liquidity Event exists will, at the request of the Borrower and provided that the proceeds thereof have been contributed to the Borrower as cash common equity (or other equity on terms and conditions reasonably satisfactory to the Administrative Agent), be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with such financial ratio on a pro forma basis after giving effect to such borrowing as at the end of the most recent fiscal quarter for which financial statements are available and applicable subsequent periods, provided, further that (a) in each four fiscal quarter period, there shall be at least one consecutive fiscal quarter in respect of which no such equity contribution is made and (b) the amount of any such equity contribution shall be no greater than the amount required to cause the Borrower to be in compliance with such financial ratio.

Events of Default:	Usual for facilities and transactions of this type for affiliates of the Sponsors (subject, where appropriate, to customary and other agreed upon grace periods and exceptions) and limited to:

nonpayment of principal, interest or other amounts; violation of covenants or cash management provisions; incorrectness of representations and warranties in any material respect; cross default and cross acceleration to material indebtedness of the Borrower or its subsidiaries; bankruptcy of the Borrower or its material subsidiaries; material judgments in respect of the Borrower or its material subsidiaries; ERISA events; actual or asserted invalidity of material guarantees or security documents; and Change of Control (to be defined in a manner usual for facilities of this type for affiliates of the Sponsors).

Voting:

Amendments and waivers of the Asset-Based Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the Asset-Based Facility, except that (a) the consent of each Lender adversely affected thereby shall be required with respect to: (i) increases in the commitments of such Lender, (ii) reductions of principal, interest or fees, (iii) extensions of final maturity or any other date on which payments are due and (iv) releases of liens on all or substantially all of the Collateral or all or substantially all of the value of the Guarantees (other than in connection with any sale of Collateral or the release of the relevant Guarantor permitted by the Asset-Based Facility Documentation) and (b) the consent of 100% of the Lenders will be required with respect to (i) modifications to any of the voting percentages, (ii) modifications of the pro rata payment provisions, (iii) modifications to the definition of the Borrowing Base or the constituent definitions thereof and (iv) modifications to the advance rates specified in the Asset-Based Facility Documentation.

The Asset-Based Facility Documentation shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding at least 50% of the aggregate amount of the loans and commitments under the Asset-Based Facility shall have consented thereto.

Cost and Yield Protection:	Usual for facilities and transactions of this type for affiliates of or funds advised by the Sponsors, it being agreed that the definitive credit documentation will provide customary provisions protecting the Borrower from withholding tax liabilities in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.

Assignments and Participations:	The Lenders will be permitted to assign loans and commitments with the consent (not to be unreasonably withheld or delayed) of the Borrower (unless a payment or bankruptcy (with respect to the Borrower) event of default has occurred and is continuing or such assignment is to a Lender or an affiliate of a Lender), the Administrative Agent, the Swingline Lender and each principal Issuing Bank, in each case not to be unreasonably withheld or delayed. Each assignment (except to other Lenders or their affiliates) will be in a minimum amount of $5,000,000.

The Lenders will be permitted to participate loans and commitments without restriction in accordance with applicable law. Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous affirmative vote of all Lenders would be required.

Expenses and Indemnification:	The Asset-Based Facility Documentation will provide that the Borrower shall pay all reasonable, documented, out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Asset-Based Facility Documentation and commercial finance examinations and inventory appraisals relating to the Asset-Based Facility Collateral.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, bad faith, willful misconduct or material breach of the Asset-Based Facility Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel to Agents and Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX I to Exhibit D

Interest Rates:	The interest rates under the Asset-Based Facility will be as follows:

At the option of the Borrower, Adjusted LIBOR plus 1.75% or ABR plus 0.75%. All swingline loans will be ABR loans.

As used herein:

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements.

“ABR” means the higher of (i) Bank of America, N.A.’s Prime Rate and (ii) the Federal Funds Effective Rate plus 1/ 2 of 1%.

Adjusted LIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 and, if available to the Lenders, 9 or 12 months or a shorter period, as selected by the Borrower.

Interest on loans and all fees will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed), provided that interest on ABR loans, when based on Bank of America, N.A.’s Prime Rate, and will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year), in each case calculated on the basis of the actual number of days elapsed. Interest will be payable on Adjusted LIBOR loans on the last day of the applicable interest period (and at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR loans quarterly and upon prepayment.

Default Rate:	With respect to overdue principal, after notice from the Administrative Agent, the applicable interest rate plus 2.00% per annum and, with respect to any other overdue amount, after notice from the Administrative Agent, the interest rate applicable to ABR loans plus 2.00% per annum.

Letter of Credit Fees:	A per annum fee equal to the applicable spread over Adjusted LIBOR under the Asset-Based Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit under the Asset-Based Facility, payable in arrears at the end of each quarter and upon termination of the Asset-Based Facility. Such fees shall be distributed to Lenders pro rata in accordance with their commitments under the Asset-Based Facility. In addition, the Borrower shall pay to each

Issuing Bank, for its own account, (a) a fronting fee of 0.125% on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon termination of the Asset-Based Facility, and (b) the Issuing Bank’s customary issuance and administration fees.

Commitment Fees:	The Borrower shall pay a commitment fee of (i) if the amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Facility exceed 50% of the commitment amount, 0.25% per annum, and (ii) if otherwise, 0.375% per annum, in each case on the average daily unused portion of the Asset-Based Facility, payable quarterly in arrears.

Changes in Interest Rate Margins:	The Asset-Based Facility Documentation will contain provisions under which, from and after the date of delivery of the Borrower’s financial statements covering a period of at least one full fiscal quarter after the Refinancing Date, interest rate margins under the Asset-Based Facility will be subject to change in increments to be agreed upon based upon the senior secured leverage-based grid to be agreed.

CONFIDENTIAL	EXHIBIT E

Project Beethoven

$775,000,000 Senior Unsecured Cash Pay Bridge Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit E have the meanings assigned to such terms in Exhibit A to the Commitment Letter.

Borrower:	Same as the Borrower under the Cash Flow Facilities as set forth in Exhibit C to the Commitment Letter (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent:	Banc of America Bridge LLC will act as the sole administrative agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Senior Cash Pay Bridge Facility, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Banc of America Securities LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Senior Cash Pay Bridge Facility, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Senior Cash Pay Bridge Facility.

Co-Documentation Agents:	Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation and Wachovia Capital Markets, LLC will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Senior Cash Pay Bridge Facility.

Co-Manager:	Bear, Stearns & Co. Inc. will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Senior Cash Pay Bridge Facility.

Senior Unsecured Bridge Loans:	The Lenders will make senior unsecured cash pay loans (the “Senior Cash Pay Bridge Loans”) to the Borrower on the

Loans:	Refinancing Date in an aggregate principal amount of up to $775,000,000 (at Borrower’s option, upon notice by the Borrower to the Administrative Agent not less than 30 days prior to the Refinancing Date, up to 30% of such loans shall be denominated in Euros and/or British pounds sterling); provided, however, that such amount shall be reduced by the aggregate principal amount of any Senior Cash Pay Notes issued on the Refinancing Date.

Availability:	The Lenders will make the Senior Cash Pay Bridge Loans on the Refinancing Date simultaneously with (a) the consummation of the Transactions to be consummated on the Refinancing Date and (b) the initial funding under the Senior Secured Facilities.

Purpose:	The proceeds of the Senior Cash Pay Bridge Loans, together with the proceeds of (a) the borrowings made under the Senior Secured Facilities on the Refinancing Date, (b) the Notes issued on the Refinancing Date and/or the borrowings made under the Senior PIK Option Bridge Facility and/or the Senior Subordinated Bridge Facility on the Refinancing Date, as the case may be, and (c) cash on hand, will be used to finance the Transactions to be consummated on the Refinancing Date.

Maturity/Exchange:	All of the Senior Cash Pay Bridge Loans will have an initial maturity date that is the one-year anniversary of the Refinancing Date (the “Senior Cash Pay Bridge Loan Initial Maturity Date”). If any Senior Cash Pay Bridge Loan has not been previously repaid in full on or prior to the Senior Cash Pay Bridge Loan Initial Maturity Date, the Lender in respect of such Senior Cash Pay Bridge Loan will have the option at any time or from time to time to exchange such Senior Cash Pay Bridge Loan for senior unsecured notes having the terms set forth in Annex I hereto (the “Senior Cash Pay Exchange Notes”); provided, however, that a Lender may not elect to exchange any of its outstanding Senior Cash Pay Bridge Loans for Senior Cash Pay Exchange Notes unless, at such time, the Company is able to provide the Required Information (as defined in the Acquisition Agreement); provided, further, that (y) a Lender may not elect to exchange only a portion of its outstanding Senior Cash Pay Bridge Loans for Senior Cash Pay Exchange Notes unless such Lender intends at the time of such partial exchange to sell promptly the Senior Cash Pay Exchange Notes received therefor; and (z) the Borrower may defer the first issuance of Senior Cash Pay Exchange Notes until such time as the Borrower shall have received requests to issue an aggregate of at least $100,000,000 in principal amount of Senior Cash Pay Exchange Notes. The maturity of any Senior Cash Pay Bridge Loans that are not exchanged for Senior Cash Pay Exchange Notes on the Senior Cash Pay Bridge Loan Initial Maturity Date shall automatically be extended to the tenth anniversary of the Refinancing Date (the “Senior Cash Pay Final Maturity Date”).

The Senior Cash Pay Bridge Loans and the Senior Cash Pay Exchange Notes shall be pari passu for all purposes.

Interest:	Prior to the Senior Cash Pay Bridge Loan Initial Maturity Date, the Senior Cash Pay Bridge Loans will accrue interest at a rate per annum equal to three-month LIBOR (as defined below) or, if the loan is denominated in Euros, three-month EURIBOR (as defined below), on the Refinancing Date, reset quarterly, plus a spread referred to below (the “Senior Cash Pay Spread”).

The Senior Cash Pay Spread initially will be 375 basis points with respect to LIBOR loans and 375 basis points with respect to EURIBOR loans. The Senior Cash Pay Spread will increase by 50 basis points at the end of the first six-month period after the Refinancing Date and at the end of each three-month period thereafter until, but not including, the Senior Cash Pay Bridge Loan Initial Maturity Date.

Notwithstanding the foregoing, at no time prior to the Senior Cash Pay Bridge Loan Initial Maturity Date shall the interest rate exceed 10.00% per annum (the “Senior Cash Pay Cap”). During the period in which an event of default occurs and is continuing, the Senior Cash Pay Spread will increase by 200 basis points with respect to any amounts overdue.

Following the Senior Cash Pay Bridge Loan Initial Maturity Date, all outstanding Senior Cash Pay Bridge Loans will accrue interest at the rate provided for the Senior Cash Pay Exchange Notes in Annex I hereto, subject to the cap applicable to Senior Cash Pay Exchange Notes.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of Senior Cash Pay Bridge Loans (i) based on the Bank of America, N.A.’s Prime Rate or (ii) in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year.

As used herein, “LIBOR” means the British Bankers Association Interest Settlement Rate for Dollars and the relevant period; and “EURIBOR” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case displayed on the appropriate page of the Telerate screen (and adjusted for appropriate statutory reserves).

In the event that LIBOR cannot be determined, or any Lender is unable to maintain Senior Cash Pay Bridge Loans accruing interest at LIBOR, the affected Senior Cash Pay Bridge Loans will accrue interest until the Senior Cash Pay Bridge Loan Initial Maturity Date at the Alternate Base Rate, which will be the higher of (a) Bank of America, N.A.’s Prime Rate and (b) the Federal Funds Effective Rate plus 1/2 of 1.00%, in each case plus the Senior Cash Pay Spread applicable to Senior Cash Pay Bridge Loans accruing interest at a rate based on LIBOR, less 1.00%.

In the event that EURIBOR cannot be determined, or any Lender is unable to maintain Senior Cash Pay Bridge Loans accruing interest at EURIBOR, the affected Senior Cash Pay Bridge Loans will accrue interest until the Senior Cash Pay Bridge Loan Initial Maturity Date at the Base Rate, which will be the rate quoted by Bank of America, N.A. as its base rate for loans denominated in Euros, in each case plus the Senior Cash Pay Spread applicable to Senior Cash Pay Bridge Loans accruing interest at a rate based on EURIBOR, less 1.00%.

Interest will be payable in arrears (a) for Senior Cash Pay Bridge Loans accruing interest at a rate based on LIBOR or EURIBOR, at the end of each interest period (or, if more often, not less than quarterly) and on the Senior Cash Pay Bridge Loan Initial Maturity Date, (b) for Senior Cash Pay Bridge Loans not accruing interest at a rate based on LIBOR or EURIBOR, at the end of each quarter following the Refinancing Date and on the Senior Cash Pay Bridge Loan Initial Maturity Date and (c) for Senior Cash Pay Bridge Loans outstanding after the Senior Cash Pay Bridge Loan Initial Maturity Date, at the end of each quarter following the Senior Cash Pay Bridge Loan Initial Maturity Date and on the Senior Cash Pay Final Maturity Date.

Ranking:	The Senior Cash Pay Bridge Loans will rank pari passu with the Senior Secured Facilities and other senior indebtedness of the Borrower.

Guarantees:	Same guarantors as the Senior Secured Facilities, other than Holdings. Such guarantees will rank pari passu with guarantees under the Senior Secured Facilities. Each guarantee issued in respect of the Senior Cash Pay Bridge Facility will be automatically released upon the release of the corresponding guarantee of the Senior Secured Facilities.

Mandatory Prepayment:	The Borrower will be required to prepay Senior Cash Pay Bridge Loans at par plus accrued and unpaid interest from the net proceeds (after deduction of, among other things, amounts required to repay the Senior Secured Facilities) of (a) the sale of any assets outside the ordinary course of business (to be defined in a manner customary for affiliates of the Sponsors) subject to a 100% reinvestment right if reinvested or committed to be reinvested within 15 months of such sale (and if committed to be reinvested, actually reinvested within the later of 15 months of such sale or disposition and 180 days of such commitment) and (b) the net proceeds from the issuance of any debt securities (other than debt securities permitted to be issued under the Senior Secured Facilities (except for the Notes)), in each case subject to exceptions and baskets customary for affiliates of the Sponsors to be agreed upon. Following the Senior Cash Pay Bridge Loan Initial Maturity Date, the mandatory redemption requirements applicable to the Senior Cash Pay Bridge Loans will be automatically modified so as to be consistent with the mandatory repurchase requirements applicable to the Senior Cash Pay Exchange Notes. In addition, after any payments required to be made to repay the Senior Secured Facilities, the Borrower will be required to offer to prepay the Senior Cash Pay Bridge Loans and, if issued, repurchase the Senior Cash Pay Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof, in the case of Senior Cash Pay Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Prepayment:	The Senior Cash Pay Bridge Loans may be prepaid, in whole or in part, at the option of the Borrower, at any time upon three days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of Senior Cash Pay Bridge Loans based on LIBOR or EURIBOR, reimbursement of the Lenders’ actual redeployment costs in the case of a prepayment of LIBOR or EURIBOR borrowings prior to the last day of the relevant interest period.

Documentation:	Usual for facilities and transactions of this type for affiliates of the Sponsors and reasonably acceptable to the Joint Lead Arrangers and the Borrower (such documentation, the “Senior Cash Pay Bridge Facility Documentation”).

Conditions Precedent:	Under the Senior Cash Pay Bridge Facility Documentation, the availability of the Senior Cash Pay Bridge Loans shall be conditioned upon satisfaction of the conditions precedent set forth in Exhibit C and Section (B) of Exhibit H to the Commitment Letter.

The Senior Cash Pay Bridge Facility Documentation shall not contain (a) any conditions precedent other than the conditions precedent set forth in Exhibit C or Section (B) of Exhibit H to the Commitment Letter or (b) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the availability of the Senior Cash Pay Bridge Loans.

Representations and Warranties:	Usual for facilities and transactions of this type for affiliates of the Sponsors (and consistent, to the extent applicable, with those in the Senior Secured Facilities).

Covenants:	The Senior Cash Pay Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Borrower and its restricted subsidiaries as are usual for bridge loan financings of this type for affiliates of the Sponsors, it being understood and agreed that the covenants of the Senior Cash Pay Bridge Loans (and the Senior Cash Pay Exchange Notes) will be incurrence-based covenants based on those contained in the preliminary offering memorandum or prospectus used to market the Senior Cash Pay Notes prior to the Refinancing Date and shall in no event be more restrictive than the corresponding covenants in the Senior Secured Facilities.

Financial Covenants:	None.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors applicable to the Borrower and its material restricted subsidiaries.

In case an Event of Default shall occur and be continuing, the holders of a majority in aggregate principal amount of the Senior Cash Pay Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of, and all accrued interest on, all Senior Cash Pay Bridge Loans to be due and payable immediately. If a bankruptcy event of the Borrower occurs, the principal of and accrued interest on the Senior Cash Pay Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Senior Cash Pay Bridge Loans. An acceleration notice may be annulled and past defaults (except for monetary defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of the Senior Cash Pay Bridge Loans.

Cost and Yield Protection:	Usual for facilities and transactions of this type for affiliates of the Sponsors.

Assignment and Participation:	Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to assign Senior Cash Pay Bridge Loans after the Refinancing Date with the consent (not to be unreasonably withheld or delayed) of the Borrower; provided, however, that prior to the Senior Cash Pay Bridge Loan Initial Maturity Date, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Initial Lenders (or their affiliates that are acceptable to the Borrower) would hold, in the aggregate, less than 51% of the outstanding Senior Cash Pay Bridge Loans.

Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to participate their Senior Cash Pay Bridge Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Voting:	Amendments and waivers of the Senior Cash Pay Bridge Facility Documentation will require the approval of Lenders holding more than 50% of the outstanding Senior Cash Pay Bridge Loans, except that (a) the consent of each affected Lender will be required for (i) reductions of principal, interest rates or the Senior Cash Pay Spread, (ii) extensions of the Senior Cash Pay Bridge Loan Initial Maturity Date (except as provided under “Maturity/Exchange” above) or the Senior Cash Pay Final Maturity Date, (iii) additional restrictions on the right to exchange Senior Cash Pay Bridge Loans for Senior Cash Pay Exchange Notes or any amendment of the rate of such exchange, (iv) any amendment to the Senior Cash Pay Exchange Notes that requires (or would, if any Senior Cash Pay Exchange Notes were outstanding, require) the approval of all holders of Senior Cash Pay Exchange Notes and (v) subject to certain exceptions customary for affiliates of the Sponsors, releases of all or substantially all of the value of the Guarantees (other than in connection with any sale of the relevant Guarantor permitted by the Senior Cash Pay Bridge Facility Documentation) and (b) the consent of 100% of the Lenders will be required with respect to modifications to any of the voting percentages.

Expenses and Indemnification:	The Senior Cash Pay Bridge Facility Documentation will provide that the Borrower shall pay all reasonable, documented out-of-pocket expenses of the Administrative Agent (including, without limitation, the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Senior Cash Pay Bridge Facility Documentation.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, or any transactions connected therewith, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, willful misconduct, bad faith or material breach of the Senior Cash Pay Bridge Facility Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel for Agents and Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX I

to EXHIBIT E

Project Beethoven

Senior Unsecured Cash Pay Exchange Notes

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Annex I have the meanings assigned to such terms in the Summary of Principal Terms and Conditions of the $775,000,000 Senior Cash Pay Bridge Facility to which this Annex I is attached.

Issuer:	The Borrower will issue Senior Cash Pay Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended. The Borrower, in its capacity as the issuer of the Senior Cash Pay Exchange Notes, is referred to as the “Issuer.”

Principal Amount:	The Senior Cash Pay Exchange Notes will be available only in exchange for the Senior Cash Pay Bridge Loans on or after the Senior Cash Pay Bridge Loan Initial Maturity Date. The principal amount of any Senior Cash Pay Exchange Note will equal 100% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Senior Cash Pay Bridge Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Senior Cash Pay Bridge Loans to be exchanged for Senior Cash Pay Exchange Notes will be $100,000,000.

Maturity:	The Senior Cash Pay Exchange Notes will mature on the Senior Cash Pay Final Maturity Date.

Interest Rate:	The Senior Cash Pay Exchange Notes will bear interest at a rate equal to the Initial Rate (as defined below) plus the Senior Cash Pay Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Senior Cash Pay Cap.

“Senior Cash Pay Exchange Spread” shall equal 0 basis points during the three-month period commencing on the Senior Cash Pay Bridge Loan Initial Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

“Initial Rate” shall equal to the interest rate borne by the Senior Cash Pay Bridge Loans on the day immediately preceding the Senior Cash Pay Bridge Loan Initial Maturity Date plus 50 basis points.

Interest will be payable in arrears at the end of each semi-annual fiscal period in cash.

Guarantees:	Same as the Senior Cash Pay Bridge Loans.

Mandatory Redemption:	After any payments required to be made to repay the Senior Secured Facilities, the Issuer will be required to offer to repurchase the Senior Cash Pay Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof in the case of Senior Cash Pay Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Redemption:	Subject to the remainder of this paragraph, the Senior Cash Pay Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date. If any Senior Cash Pay Exchange Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such Senior Cash Pay Exchange Note (each such note, a “Senior Cash Pay Fixed Rate Exchange Note”) at a rate equal to the then applicable rate of interest on such Senior Cash Pay Exchange Note. If such Lender exercises such right, such Senior Cash Pay Exchange Note will be non-callable for the first five years from the Refinancing Date (subject to customary equity clawback and make-whole provisions) and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the coupon in effect on the date of sale of such Senior Cash Pay Exchange Note to a third party purchaser, which premium shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the Senior Cash Pay Final Maturity Date, provided that such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

Registration Rights:	The Issuer will file within 180 days after the first issuance of Senior Cash Pay Exchange Notes, and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Senior Cash Pay Exchange Notes (a “Shelf Registration Statement”) and/or a registration statement relating to a Registered Exchange Offer (as defined below). If a Shelf Registration Statement is filed, the Issuer will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Senior Cash Pay Exchange Notes but in no event longer than two years from the Senior Cash Pay Bridge Loan Initial Maturity Date. If within 300 days from the first issuance of Senior Cash Pay Exchange Notes, a Shelf Registration Statement for the Senior Cash Pay Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a “Registered Exchange Offer”) whereby the Issuer has offered registered notes having terms identical to the Senior Cash Pay Exchange Notes (the “Substitute Notes”) in exchange for all outstanding Senior Cash Pay Exchange Notes and Senior Cash Pay Bridge Loans (it being understood that a Shelf Registration Statement is required to be made available in respect of Senior Cash Pay Exchange Notes the holders of which could not receive Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act of 1933, as amended (the “Securities Act”) (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Senior Cash Pay Exchange Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay liquidated damages of 0.25% per annum on the principal amount of Senior Cash Pay Exchange Notes (which rate of liquidated damages shall increase by 0.25% per annum after 90 days to a maximum of 0.50% per annum) to holders of such Senior Cash Pay Exchange Notes who are unable freely to transfer Senior Cash Pay Exchange Notes from and including the 301st day after the date of the first issuance of Senior Cash Pay Exchange Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Senior Cash Pay Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable cash interest rate cap). The Issuer will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder, subject to the time limitations set forth in the second sentence of this paragraph.

Right to Transfer Senior Cash Pay Exchange Notes:	The holders of the Senior Cash Pay Exchange Notes shall have the absolute and unconditional right to transfer such Senior Cash Pay Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Governing Law and Forum:	New York.

CONFIDENTIAL	EXHIBIT F

Project Beethoven

$775,000,000 Senior Unsecured PIK Option Bridge Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit F have the meanings assigned to such terms in Exhibit A to the Commitment Letter.

Borrower:	Same as the Borrower under the Cash Flow Facilities as set forth in Exhibit C to the Commitment Letter (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent:	Banc of America Bridge LLC will act as the sole administrative agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Senior PIK Option Bridge Facility, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Banc of America Securities LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Senior PIK Option Bridge Facility, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Senior PIK Option Bridge Facility.

Co-Documentation Agents:	Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation and Wachovia Capital Markets, LLC will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Senior PIK Option Bridge Facility.

Co-Manager:	Bear, Stearns & Co. Inc. will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Senior PIK Option Bridge Facility.

Senior Unsecured PIK Option Bridge Loans:	The Lenders will make senior unsecured loans (the “Senior PIK Option Bridge Loans”) to the Borrower on the Refinancing Date in an aggregate principal amount of up to $775,000,000; provided, however, that such amount shall be reduced by the aggregate principal amount of any Senior PIK Option Notes issued on the Refinancing Date.

Availability:	The Lenders will make the Senior PIK Option Bridge Loans on the Refinancing Date simultaneously with (a) the consummation of the Transactions to be consummated on the Refinancing Date and (b) the initial funding under the Senior Secured Facilities.

Purpose:	The proceeds of the Senior PIK Option Bridge Loans, together with the proceeds of (a) the borrowings made under the Senior Secured Facilities on the Refinancing Date, (b) the Notes issued on the Refinancing Date and/or the borrowings made under the Senior Cash Pay Bridge Facility and/or the Senior Subordinated Bridge Facility on the Refinancing Date, as the case may be, and (c) cash on hand, will be used to finance the Transactions to be consummated on the Refinancing Date.

Maturity/Exchange:	All of the Senior PIK Option Bridge Loans will have an initial maturity date that is the one-year anniversary of the Refinancing Date (the “Senior PIK Option Bridge Loan Initial Maturity Date”). If any Senior PIK Option Bridge Loan has not been previously repaid in full on or prior to the Senior PIK Option Bridge Loan Initial Maturity Date, the Lender in respect of such Senior PIK Option Bridge Loan will have the option at any time or from time to time to exchange such Senior PIK Option Bridge Loan for senior unsecured notes having the terms set forth in Annex I hereto (the “Senior PIK Option Exchange Notes”); provided, however, that a Lender may not elect to exchange any of its outstanding Senior PIK Option Bridge Loans for Senior PIK Option Exchange Notes unless, at such time, the Company is able to provide the Required Information (as defined in the Acquisition Agreement); provided further, that (y) a Lender may not elect to exchange only a portion of its outstanding Senior PIK Option Bridge Loans for Senior PIK Option Exchange Notes unless such Lender intends at the time of such partial exchange to sell promptly the Senior PIK Option Exchange Notes received therefor; and (z) the Borrower may defer the first issuance of Senior PIK Option Exchange Notes until such time as the Borrower shall have received requests to issue an aggregate of at least $100,000,000 in principal amount of Senior PIK Option Exchange Notes. The maturity of any Senior PIK Option Bridge Loans that are not exchanged for Senior PIK Option Exchange Notes on the Senior PIK Option Bridge Loan Initial

Maturity Date shall automatically be extended to the tenth anniversary of the Refinancing Date (the “Senior PIK Option Final Maturity Date”).

The Senior PIK Option Bridge Loans and the Senior PIK Option Exchange Notes shall be pari passu for all purposes.

Interest:	Prior to the Senior PIK Option Bridge Loan Initial Maturity Date, the Senior PIK Option Bridge Loans will accrue interest at a rate per annum equal to three-month LIBOR (as defined below), on the Refinancing Date, reset quarterly, plus a spread referred to below (the “Senior PIK Option Spread”).

The Senior PIK Option Spread initially will be 400 basis points with respect to LIBOR loans. The Senior PIK Option Spread will increase by 50 basis points at the end of the first six-month period after the Refinancing Date and at the end of each three-month period thereafter until, but not including, the Senior PIK Option Bridge Loan Initial Maturity Date.

Interest will be paid, at the Borrower’s option, in cash (a “Cash Election”) or by adding such interest to the principal amount of the outstanding Senior PIK Option Bridge Loans (a “PIK Election” and, together with a Cash Election, an “Election”), in each case, quarterly in arrears. With respect to each interest period, the Borrower may elect to (i) pay interest on the entire principal amount of the Senior PIK Option Bridge Loans in cash or (ii) pay interest on the entire principal amount of the Senior PIK Option Bridge Loans by adding such interest to such principal amount. Notwithstanding anything to the contrary herein, with respect to each interest period for which the Borrower has made a PIK Election, interest shall be payable (as to the portion of the interest subject to such PIK Election only) at the applicable rate for such interest period as set forth in the two immediately preceding paragraphs plus 75 basis points (such 75 basis point increase, the “PIK Margin Increase”).

The Borrower shall make an Election with respect to each interest period by providing at least 30 days’ notice to the Administrative Agent prior to the beginning of such interest period. If an Election is not made by the Borrower in a timely fashion or at all with respect to the method of payment of interest for an interest period, the Borrower shall be deemed to have made a Cash Election with respect to the entire amount of the applicable interest payment for such interest period. Any Cash Election or PIK Election provided above shall apply to the outstanding Senior PIK Option Bridge Loans and Senior PIK

Option Exchange Notes. The Administrative Agent shall provide written notice of the Borrower’s Election to all Lenders under the Senior PIK Option Bridge Facility. After the fifth anniversary of the Refinancing Date, interest shall be payable in cash only.

Notwithstanding the foregoing, at no time prior to the Senior PIK Option Bridge Loan Initial Maturity Date shall the interest rate exceed 10.375% per annum (the “Senior PIK Option Cap”) (without giving effect to any PIK Margin Increase). During the period in which an event of default occurs and is continuing, the Senior PIK Option Spread will increase by 200 basis points with respect to any amounts overdue.

Following the Senior PIK Option Bridge Loan Initial Maturity Date, all outstanding Senior PIK Option Bridge Loans will accrue interest at the rate provided for the Senior PIK Option Exchange Notes in Annex I hereto, subject to the cap applicable to Senior PIK Option Exchange Notes.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of Senior PIK Option Bridge Loans (i) based on the Bank of America, N.A.’s Prime Rate or (ii) in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year.

As used herein, “LIBOR” means the British Bankers Association Interest Settlement Rate for Dollars and the relevant period, displayed on the appropriate page of the Telerate screen (and adjusted for appropriate statutory reserves).

In the event that LIBOR cannot be determined, or any Lender is unable to maintain Senior PIK Option Bridge Loans accruing interest at LIBOR, the affected Senior PIK Option Bridge Loans will accrue interest until the Senior PIK Option Bridge Loan Initial Maturity Date at the Alternate Base Rate, which will be the higher of (a) Bank of America, N.A.’s Prime Rate and (b) the Federal Funds Effective Rate plus 1/2 of 1.00%, in each case plus the Senior PIK Option Spread applicable to Senior PIK Option Bridge Loans accruing interest at a rate based on LIBOR, less 1.00%.

Interest will be payable in arrears (a) for Senior PIK Option Bridge Loans accruing interest at a rate based on LIBOR, at the end of each interest period (or, if more often, not less than quarterly) and on the Senior PIK Option Bridge Loan Initial Maturity Date, (b) for Senior PIK Option Bridge Loans not accruing interest at a rate based on LIBOR, at the end of each quarter following the Refinancing Date and on the Senior PIK Option Bridge Loan Initial Maturity Date and (c) for Senior PIK Option Bridge Loans outstanding after the Senior PIK Option Bridge Loan Initial Maturity Date, at the end of each quarter following the Senior PIK Option Bridge Loan Initial Maturity Date and on the Senior PIK Option Final Maturity Date.

Ranking:	The Senior PIK Option Bridge Loans will rank pari passu with the Senior Secured Facilities and other senior indebtedness of the Borrower.

Guarantees:	Same guarantors as the Senior Secured Facilities, other than Holdings. Such guarantees will rank pari passu with guarantees under the Senior Secured Facilities. Each guarantee issued in respect of the Senior PIK Option Bridge Facility will be automatically released upon the release of the corresponding guarantee of the Senior Secured Facilities.

Mandatory Prepayment:	The Borrower will be required to prepay Senior PIK Option Bridge Loans at par plus accrued and unpaid interest from the net proceeds (after deduction of, among other things, amounts required to repay the Senior Secured Facilities) of (a) the sale of any assets outside the ordinary course of business (to be defined in a manner customary for affiliates of the Sponsors) subject to a 100% reinvestment right if reinvested or committed to be reinvested within 15 months of such sale (and if committed to be reinvested, actually reinvested within the later of 15 months of such sale or disposition and 180 days of such commitment) and (b) the net proceeds from the issuance of any debt securities (other than debt securities permitted to be issued under the Senior Secured Facilities (except for the Notes)), in each case subject to exceptions and baskets customary for affiliates of the Sponsors to be agreed upon. Following the Senior PIK Option Bridge Loan Initial Maturity Date, the mandatory redemption requirements applicable to the Senior PIK Option Bridge Loans will be automatically modified so as to be consistent with the mandatory repurchase requirements applicable to the Senior PIK Option Exchange Notes. In addition, after any payments required to be made to repay the Senior Secured Facilities, the Borrower will be required to offer to prepay the Senior PIK Option Bridge Loans and, if issued, repurchase the Senior PIK Option Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof, in the case of Senior PIK Option Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Prepayment:	The Senior PIK Option Bridge Loans may be prepaid, in whole or in part, at the option of the Borrower, at any time upon three days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of Senior PIK Option Bridge Loans based on LIBOR, reimbursement of the Lenders’ actual redeployment costs in the case of a prepayment of LIBOR borrowings prior to the last day of the relevant interest period.

Documentation:	Usual for facilities and transactions of this type for affiliates of the Sponsors and reasonably acceptable to the Joint Lead Arrangers and the Borrower (such documentation, the “Senior PIK Option Bridge Facility Documentation”).

Conditions Precedent:	Under the Senior PIK Option Bridge Facility Documentation, the availability of the Senior PIK Option Bridge Loans shall be conditioned upon satisfaction of the conditions precedent set forth in Exhibit C and Section (B) of Exhibit H to the Commitment Letter.

The Senior PIK Option Bridge Facility Documentation shall not contain (a) any conditions precedent other than the conditions precedent set forth in Exhibit C or Section (B) of Exhibit H to the Commitment Letter or (b) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the availability of the Senior PIK Option Bridge Loans.

Representations and Warranties:	Usual for facilities and transactions of this type for affiliates of the Sponsors (and consistent, to the extent applicable, with those in the Senior Secured Facilities).

Covenants:	The Senior PIK Option Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Borrower and its restricted subsidiaries as are usual for bridge loan financings of this type for affiliates of the Sponsors, it being understood and agreed that the covenants of the Senior PIK Option Bridge Loans (and the Senior PIK Option Exchange Notes) will be incurrence-based covenants based on those contained in the preliminary offering memorandum or prospectus used to market the Senior PIK Option Notes prior to the Refinancing Date and shall in no event be more restrictive than the corresponding covenants in the Senior Secured Facilities.

Financial Covenants:	None.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors applicable to the Borrower and its material restricted subsidiaries.

In case an Event of Default shall occur and be continuing, the holders of a majority in aggregate principal amount of the Senior PIK Option Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of, and all accrued interest on, all Senior PIK Option Bridge Loans to be due and payable immediately. If a bankruptcy event of the Borrower occurs, the principal of and accrued interest on the Senior PIK Option Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Senior PIK Option Bridge Loans. An acceleration notice may be annulled and past defaults (except for monetary defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of the Senior PIK Option Bridge Loans.

Cost and Yield Protection:	Usual for facilities and transactions of this type for affiliates of the Sponsors.

Assignment and Participation:	Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to assign Senior PIK Option Bridge Loans after the Refinancing Date with the consent (not to be unreasonably withheld or delayed) of the Borrower; provided, however, that prior to the Senior PIK Option Bridge Loan Initial Maturity Date, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Initial Lenders (or their affiliates that are acceptable to the Borrower) would hold, in the aggregate, less than 51% of the outstanding Senior PIK Option Bridge Loans.

Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to participate their Senior PIK Option Bridge Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Voting:	Amendments and waivers of the Senior PIK Option Bridge Facility Documentation will require the approval of Lenders holding more than 50% of the outstanding Senior PIK Option Bridge Loans, except that (a) the consent of each affected Lender will be required for (i) reductions of principal, interest rates or the Senior PIK Option Spread, (ii) extensions of the Senior PIK Option Bridge Loan Initial Maturity Date (except as provided under “Maturity/Exchange” above) or the Senior PIK Option Final Maturity Date, (iii) additional restrictions on the right to exchange Senior PIK Option Bridge Loans for Senior PIK Option Exchange Notes or any amendment of the rate of such exchange, (iv) any amendment to the Senior PIK Option Exchange Notes that requires (or would, if any Senior PIK Option Exchange Notes were outstanding, require) the approval of all holders of Senior PIK Option Exchange Notes and (v) subject to certain exceptions customary for affiliates of the Sponsors, releases of all or substantially all of the value of the Guarantees (other than in connection with any sale of the relevant Guarantor permitted by the Senior PIK Option Bridge Facility Documentation) and (b) the consent of 100% of the Lenders will be required with respect to modifications to any of the voting percentages.

Expenses and Indemnification:	The Senior PIK Option Bridge Facility Documentation will provide that the Borrower shall pay all reasonable, documented out-of-pocket expenses of the Administrative Agent (including, without limitation, the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Senior PIK Option Bridge Facility Documentation.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, or any transactions connected therewith, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, willful misconduct, bad faith or material breach of the Senior PIK Option Bridge Facility Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel for Agents and Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX I to EXHIBIT F

Project Beethoven

Senior Unsecured PIK Option Exchange Notes

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Annex I have the meanings assigned to such terms in the Summary of Principal Terms and Conditions of the $775,000,000 Senior PIK Option Bridge Facility to which this Annex I is attached.

Issuer:	The Borrower will issue Senior PIK Option Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended. The Borrower, in its capacity as the issuer of the Senior PIK Option Exchange Notes, is referred to as the “Issuer.”

Principal Amount:	The Senior PIK Option Exchange Notes will be available only in exchange for the Senior PIK Option Bridge Loans on or after the Senior PIK Option Bridge Loan Initial Maturity Date. The principal amount of any Senior PIK Option Exchange Note will equal 100% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Senior PIK Option Bridge Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Senior PIK Option Bridge Loans to be exchanged for Senior PIK Option Exchange Notes will be $100,000,000.

Maturity:	The Senior PIK Option Exchange Notes will mature on the Senior PIK Option Final Maturity Date.

Interest Rate:	The Senior PIK Option Exchange Notes will bear interest at a rate equal to the Initial Rate (as defined below) plus the Senior PIK Option Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Senior PIK Option Cap (without giving effect to any PIK Margin Increase).

“Senior PIK Option Exchange Spread” shall equal 0 basis points during the three-month period commencing on the Senior PIK Option Bridge Loan Initial Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

“Initial Rate” shall equal to the interest rate borne by the Senior PIK Option Bridge Loans on the day immediately preceding the Senior PIK Option Bridge Loan Initial Maturity Date plus 50 basis points.

Interest will be payable in arrears at the end of each semi-annual fiscal period provided, that interest with respect to the Senior PIK

Option Exchange Notes shall be payable (until the fifth anniversary of the Refinancing Date), at the option of the Borrower, in cash or by adding such interest to such principal amount in the manner specified with respect to the Senior PIK Option Bridge Loans.

Guarantees:	Same as the Senior PIK Option Bridge Loans.

Mandatory Redemption:	After any payments required to be made to repay the Senior Secured Facilities, the Issuer will be required to offer to repurchase the Senior PIK Option Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof in the case of Senior PIK Option Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Redemption:	Subject to the remainder of this paragraph, the Senior PIK Option Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date. If any Senior PIK Option Exchange Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such Senior PIK Option Exchange Note (each such note, a “Senior PIK Option Fixed Rate Exchange Note”) at a rate equal to the then applicable rate of interest on such Senior PIK Option Exchange Note. If such Lender exercises such right, such Senior PIK Option Exchange Note will be non-callable for the first five years from the Refinancing Date (subject to customary equity clawback and make-whole provisions) and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the coupon in effect on the date of sale of such Senior PIK Option Exchange Note to a third party purchaser, which premium shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the Senior PIK Option Final Maturity Date, provided that such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

Registration Rights:	The Issuer will file within 180 days after the first issuance of Senior PIK Option Exchange Notes, and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Senior PIK Option Exchange Notes (a “Shelf Registration Statement”) and/or a registration statement relating to a Registered Exchange Offer (as defined below). If a Shelf Registration Statement is filed, the Issuer will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Senior PIK Option

Exchange Notes but in no event longer than two years from the Senior PIK Option Bridge Loan Initial Maturity Date. If within 300 days from the first issuance of Senior PIK Option Exchange Notes, a Shelf Registration Statement for the Senior PIK Option Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a “Registered Exchange Offer”) whereby the Issuer has offered registered notes having terms identical to the Senior PIK Option Exchange Notes (the “Substitute Notes”) in exchange for all outstanding Senior PIK Option Exchange Notes and Senior PIK Option Bridge Loans (it being understood that a Shelf Registration Statement is required to be made available in respect of Senior PIK Option Exchange Notes the holders of which could not receive Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act of 1933, as amended (the “Securities Act”) (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Senior PIK Option Exchange Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay liquidated damages of 0.25% per annum on the principal amount of Senior PIK Option Exchange Notes (which rate of liquidated damages shall increase by 0.25% per annum after 90 days to a maximum of 0.50% per annum) to holders of such Senior PIK Option Exchange Notes who are unable freely to transfer Senior PIK Option Exchange Notes from and including the 301st day after the date of the first issuance of Senior PIK Option Exchange Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Senior PIK Option Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable cash interest rate cap). The Issuer will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder, subject to the time limitations set forth in the second sentence of this paragraph.

Right to Transfer Senior PIK Option Exchange Notes:	The holders of the Senior PIK Option Exchange Notes shall have the absolute and unconditional right to transfer such Senior PIK Option Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Governing Law and Forum:	New York.

CONFIDENTIAL	EXHIBIT G

Project Beethoven

$1,015,000,000 Senior Subordinated Bridge Facility

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit G have the meanings assigned to such terms in Exhibit A to the Commitment Letter.

Borrower:	Same as the Borrower under the Cash Flow Facilities as set forth in Exhibit C to the Commitment Letter (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent:	Banc of America Bridge LLC will act as the sole administrative agent (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) acceptable to the Borrower, and will perform the duties customarily associated with such roles.

Joint Lead Arrangers:	Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. will act as joint lead arrangers (collectively, the “Joint Lead Arrangers”) for the Senior Subordinated Bridge Facility, and will perform the duties customarily associated with such roles.

Joint Bookrunners:	Banc of America Securities LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC will act as joint bookrunners (collectively, the “Joint Bookrunners”) for the Senior Subordinated Bridge Facility, and will perform the duties customarily associated with such roles.

Syndication Agent:	Goldman Sachs Credit Partners L.P. will act as syndication agent (the “Syndication Agent”) for the Senior Subordinated Bridge Facility.

Co-Documentation Agents:	Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation and Wachovia Capital Markets, LLC will act as co-documentation agents (collectively, the “Co-Documentation Agents” and, together with the Administrative Agent and the Syndication Agent, the “Agents”) for the Senior Subordinated Bridge Facility.

Co-Manager:	Bear, Stearns & Co. Inc. will act as co-manager (together with the Joint Lead Arrangers and the Joint Bookrunners, the “Arrangers”) for the Senior Subordinated Bridge Facility.

Senior Subordinated Bridge Loans:	The Lenders will make senior unsecured loans (the “Senior Subordinated Bridge Loans”) to the Borrower on the Refinancing Date in an aggregate principal amount of up to $1,015,000,000 (at Borrower’s option, upon notice by the Borrower to the Administrative Agent not less than 30 days prior to the Refinancing Date, up to 30% of such loans shall be denominated in Euros and/or British pounds sterling); provided, however, that such amount shall be reduced by the aggregate principal amount of any Senior Subordinated Notes issued on the Refinancing Date.

Availability:	The Lenders will make the Senior Subordinated Bridge Loans on the Refinancing Date simultaneously with (a) the consummation of the Transactions to be consummated on the Refinancing Date and (b) the initial funding under the Senior Secured Facilities.

Purpose:	The proceeds of the Senior Subordinated Bridge Loans, together with the proceeds of (a) the borrowings made under the Senior Secured Facilities on the Refinancing Date, (b) the Notes issued on the Refinancing Date and/or the borrowings made under the Senior Bridge Facilities on the Refinancing Date, as the case may be, and (c) cash on hand, will be used to finance the Transactions to be consummated on the Refinancing Date.

Maturity/Exchange:	All of the Senior Subordinated Bridge Loans will have an initial maturity date that is the one-year anniversary of the Refinancing Date (the “Senior Subordinated Bridge Loan Initial Maturity Date”). If any Senior Subordinated Bridge Loan has not been previously repaid in full on or prior to the Senior Subordinated Bridge Loan Initial Maturity Date, the Lender in respect of such Senior Subordinated Bridge Loan will have the option at any time or from time to time to exchange such Senior Subordinated Bridge Loan for senior unsecured notes having the terms set forth in Annex I hereto (the “Senior Subordinated Exchange Notes”); provided, however, that a Lender may not elect to exchange any of its outstanding Senior Subordinated Bridge Loans for Senior Subordinated Exchange Notes unless, at such time, the Company is able to provide the Required Information (as defined in the Acquisition Agreement); provided further, that (y) a Lender may not elect to exchange only a portion of its outstanding Senior Subordinated Bridge Loans for Senior Subordinated Exchange Notes unless such Lender intends at the time of such partial exchange to sell promptly the Senior Subordinated Exchange Notes received therefor; and (z) the Borrower may defer the first issuance of Senior Subordinated

Exchange Notes until such time as the Borrower shall have received requests to issue an aggregate of at least $100,000,000 in principal amount of Senior Subordinated Exchange Notes. The maturity of any Senior Subordinated Bridge Loans that are not exchanged for Senior Subordinated Exchange Notes on the Senior Subordinated Bridge Loan Initial Maturity Date shall automatically be extended to the tenth anniversary of the Refinancing Date (the “Senior Subordinated Final Maturity Date”).

The Senior Subordinated Bridge Loans and the Senior Subordinated Exchange Notes shall be pari passu for all purposes.

Interest:	Prior to the Senior Subordinated Bridge Loan Initial Maturity Date, the Senior Subordinated Bridge Loans will accrue interest at a rate per annum equal to three-month LIBOR (as defined below) or, if the loan is denominated in Euros, three-month EURIBOR (as defined below), on the Refinancing Date, reset quarterly, plus a spread referred to below (the “Senior Subordinated Spread”).

The Senior Subordinated Spread initially will be 525 basis points with respect to LIBOR loans and 525 basis points with respect to EURIBOR loans. The Senior Subordinated Spread will increase by 50 basis points at the end of the first six-month period after the Refinancing Date and at the end of each three-month period thereafter until, but not including, the Senior Subordinated Bridge Loan Initial Maturity Date.

Notwithstanding the foregoing, at no time prior to the Senior Subordinated Bridge Loan Initial Maturity Date shall the interest rate exceed 11.625% per annum (the “Senior Subordinated Cap”). During the period in which an event of default occurs and is continuing, the Senior Subordinated Spread will increase by 200 basis points with respect to any amounts overdue.

Following the Senior Subordinated Bridge Loan Initial Maturity Date, all outstanding Senior Subordinated Bridge Loans will accrue interest at the rate provided for the Senior Subordinated Exchange Notes in Annex I hereto, subject to the cap applicable to Senior Subordinated Exchange Notes.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of Senior Subordinated Bridge Loans (i)

based on the Bank of America, N.A.’s Prime Rate or (ii) in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year.

As used herein, “LIBOR” means the British Bankers Association Interest Settlement Rate for Dollars and the relevant period; and “EURIBOR” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case displayed on the appropriate page of the Telerate screen (and adjusted for appropriate statutory reserves).

In the event that LIBOR cannot be determined, or any Lender is unable to maintain Senior Subordinated Bridge Loans accruing interest at LIBOR, the affected Senior Subordinated Bridge Loans will accrue interest until the Senior Subordinated Bridge Loan Initial Maturity Date at the Alternate Base Rate, which will be the higher of (a) Bank of America, N.A.’s Prime Rate and (b) the Federal Funds Effective Rate plus 1/2 of 1.00%, in each case plus the Senior Subordinated Spread applicable to Senior Subordinated Bridge Loans accruing interest at a rate based on LIBOR, less 1.00%.

In the event that EURIBOR cannot be determined, or any Lender is unable to maintain Senior Subordinated Bridge Loans accruing interest at EURIBOR, the affected Senior Subordinated Bridge Loans will accrue interest until the Senior Subordinated Bridge Loan Initial Maturity Date at the Base Rate, which will be the rate quoted by Bank of America, N.A. as its base rate for loans denominated in Euros, in each case plus the Senior Subordinated Spread applicable to Senior Subordinated Bridge Loans accruing interest at a rate based on EURIBOR, less 1.00%.

Interest will be payable in arrears (a) for Senior Subordinated Bridge Loans accruing interest at a rate based on LIBOR or EURIBOR, at the end of each interest period (or, if more often, not less than quarterly) and on the Senior Subordinated Bridge Loan Initial Maturity Date, (b) for Senior Subordinated Bridge Loans not accruing interest at a rate based on LIBOR or EURIBOR, at the end of each quarter following the Refinancing Date and on the Senior Subordinated Bridge Loan Initial Maturity Date and (c) for Senior Subordinated Bridge Loans outstanding after the Senior Subordinated Bridge Loan Initial Maturity Date, at the end of each quarter following the Senior Subordinated Bridge Loan Initial Maturity Date and on the Senior Subordinated Final Maturity Date.

Ranking:	The Senior Subordinated Bridge Loans will rank junior to the Senior Secured Facilities and other senior indebtedness of the Borrower.

Guarantees:	Same guarantors as the Senior Secured Facilities, other than Holdings. Such Guarantees will rank junior to guarantees under the Senior Secured Facilities. Each Guarantee issued in respect of the Senior Subordinated Bridge Facility will be automatically released upon the release of the corresponding guarantee of the Senior Secured Facilities.

Mandatory Prepayment:	The Borrower will be required to prepay Senior Subordinated Bridge Loans at par plus accrued and unpaid interest from the net proceeds (after deduction of, among other things, amounts required to repay the Senior Secured Facilities) of (a) the sale of any assets outside the ordinary course of business (to be defined in a manner customary for affiliates of the Sponsors) subject to a 100% reinvestment right if reinvested or committed to be reinvested within 15 months of such sale (and if committed to be reinvested, actually reinvested within the later of 15 months of such sale or disposition and 180 days of such commitment) and (b) the net proceeds from the issuance of any debt securities (other than debt securities permitted to be issued under the Senior Secured Facilities (except for the Notes)), in each case subject to exceptions and baskets customary for affiliates of the Sponsors to be agreed upon. Following the Senior Subordinated Bridge Loan Initial Maturity Date, the mandatory redemption requirements applicable to the Senior Subordinated Bridge Loans will be automatically modified so as to be consistent with the mandatory repurchase requirements applicable to the Senior Subordinated Exchange Notes. In addition, after any payments required to be made to repay the Senior Secured Facilities, the Borrower will be required to offer to prepay the Senior Subordinated Bridge Loans and, if issued, repurchase the Senior Subordinated Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof, in the case of Senior Subordinated Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Prepayment:	The Senior Subordinated Bridge Loans may be prepaid, in whole or in part, at the option of the Borrower, at any time upon three days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of Senior Subordinated Bridge Loans based on LIBOR or EURIBOR, reimbursement of the Lenders’ actual redeployment costs in the case of a prepayment of LIBOR or EURIBOR borrowings prior to the last day of the relevant interest period.

Documentation:	Usual for facilities and transactions of this type for affiliates of the Sponsors and reasonably acceptable to the Joint Lead Arrangers and the Borrower (such documentation, the “Senior Subordinated Bridge Facility Documentation”).

Conditions Precedent:	Under the Senior Subordinated Bridge Facility Documentation, the availability of the Senior Subordinated Bridge Loans shall be conditioned upon satisfaction of the conditions precedent set forth in Exhibit C and Section (B) of Exhibit H to the Commitment Letter.

The Senior Subordinated Bridge Facility Documentation shall not contain (a) any conditions precedent other than the conditions precedent set forth in Exhibit C or Section (B) of Exhibit H to the Commitment Letter or (b) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter or the Exhibits thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the availability of the Senior Subordinated Bridge Loans.

Representations and Warranties:	Usual for facilities and transactions of this type for affiliates of the Sponsors (and consistent, to the extent applicable, with those in the Senior Secured Facilities).

Covenants:	The Senior Subordinated Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Borrower and its restricted subsidiaries as are usual for bridge loan financings of this type for affiliates of the Sponsors, it being understood and agreed that the covenants of the Senior Subordinated Bridge Loans (and the Senior Subordinated Exchange Notes) will be incurrence-based covenants based on those contained in the preliminary offering memorandum or prospectus used to market the Senior Subordinated Notes prior to the Refinancing Date and shall in no event be more restrictive than the corresponding covenants in the Senior Secured Facilities.

Financial Covenants:	None.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors applicable to the Borrower and its material restricted subsidiaries.

In case an Event of Default shall occur and be continuing, the holders of a majority in aggregate principal amount of the Senior Subordinated Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of, and all accrued interest on, all Senior Subordinated Bridge Loans to be due and payable immediately. If a bankruptcy event of the Borrower occurs, the principal of and accrued interest on the Senior Subordinated Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Senior Subordinated Bridge Loans. An acceleration notice may be annulled and past defaults (except for monetary defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of the Senior Subordinated Bridge Loans.

Cost and Yield Protection:	Usual for facilities and transactions of this type for affiliates of the Sponsors.

Assignment and Participation:	Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to assign Senior Subordinated Bridge Loans after the Refinancing Date with the consent (not to be unreasonably withheld or delayed) of the Borrower; provided, however, that prior to the Senior Subordinated Bridge Loan Initial Maturity Date, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Initial Lenders (or their affiliates that are acceptable to the Borrower) would hold, in the aggregate, less than 51% of the outstanding Senior Subordinated Bridge Loans.

Subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Lenders will have the right to participate their Senior Subordinated Bridge Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Voting:	Amendments and waivers of the Senior Subordinated Bridge Facility Documentation will require the approval of Lenders holding more than 50% of the outstanding Senior Subordinated Bridge Loans, except that (a) the consent of each affected

Lender will be required for (i) reductions of principal, interest rates or the Senior Subordinated Spread, (ii) extensions of the Senior Subordinated Bridge Loan Initial Maturity Date (except as provided under “Maturity/Exchange” above) or the Senior Subordinated Final Maturity Date, (iii) additional restrictions on the right to exchange Senior Subordinated Bridge Loans for Senior Subordinated Exchange Notes or any amendment of the rate of such exchange, (iv) any amendment to the Senior Subordinated Exchange Notes that requires (or would, if any Senior Subordinated Exchange Notes were outstanding, require) the approval of all holders of Senior Subordinated Exchange Notes and (v) subject to certain exceptions customary for affiliates of the Sponsors, releases of all or substantially all of the value of the Guarantees (other than in connection with any sale of the relevant Guarantor permitted by the Senior Subordinated Bridge Facility Documentation) and (b) the consent of 100% of the Lenders will be required with respect to modifications to any of the voting percentages.

Expenses and Indemnification:	The Senior Subordinated Bridge Facility Documentation will provide that the Borrower shall pay all reasonable, documented out-of-pocket expenses of the Administrative Agent (including, without limitation, the reasonable fees, disbursements and other charges of counsel identified herein or otherwise retained with the Borrower’s consent) in connection with the preparation and enforcement of the Senior Subordinated Bridge Facility Documentation.

The Borrower will indemnify the Agents, the Arrangers, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed Transactions, including the financing contemplated thereby, or any transactions connected therewith, provided that no indemnified person will be indemnified for its (or any of its related parties’) gross negligence, willful misconduct, bad faith or material breach of the Senior Subordinated Bridge Facility Documentation (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

Governing Law and Forum:	New York.

Counsel for Agents and Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX I

to EXHIBIT G

Project Beethoven

Senior Subordinated Exchange Notes

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Annex I have the meanings assigned to such terms in the Summary of Principal Terms and Conditions of the $1,015,000,000 Senior Subordinated Bridge Facility to which this Annex I is attached.

Issuer:	The Borrower will issue Senior Subordinated Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended. The Borrower, in its capacity as the issuer of the Senior Subordinated Exchange Notes, is referred to as the “Issuer.”

Principal Amount:	The Senior Subordinated Exchange Notes will be available only in exchange for the Senior Subordinated Bridge Loans on or after the Senior Subordinated Bridge Loan Initial Maturity Date. The principal amount of any Senior Subordinated Exchange Note will equal 100% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Senior Subordinated Bridge Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Senior Subordinated Bridge Loans to be exchanged for Senior Subordinated Exchange Notes will be $100,000,000.

Maturity:	The Senior Subordinated Exchange Notes will mature on the Senior Subordinated Final Maturity Date.

Interest Rate:	The Senior Subordinated Exchange Notes will bear interest at a rate equal to the Initial Rate (as defined below) plus the Senior Subordinated Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Senior Subordinated Cap.

“Senior Subordinated Exchange Spread” shall equal 0 basis points during the three-month period commencing on the Senior Subordinated Bridge Loan Initial Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

“Initial Rate” shall equal to the interest rate borne by the Senior Subordinated Bridge Loans on the day immediately preceding the Senior Subordinated Bridge Loan Initial Maturity Date plus 50 basis points.

Interest will be payable in arrears at the end of each semi-annual fiscal period in cash.

Guarantees:	Same as the Senior Subordinated Bridge Loans.

Mandatory Redemption:	After any payments required to be made to repay the Senior Secured Facilities, the Issuer will be required to offer to repurchase the Senior Subordinated Exchange Notes upon the occurrence of a change of control (to be defined in a manner customary for affiliates of the Sponsors), which offer shall be at 100% of the principal amount thereof (101% of the principal amount thereof in the case of Senior Subordinated Fixed Rate Exchange Notes), plus accrued and unpaid interest.

Optional Redemption:	Subject to the remainder of this paragraph, the Senior Subordinated Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date. If any Senior Subordinated Exchange Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such Senior Subordinated Exchange Note (each such note, a “Senior Subordinated Fixed Rate Exchange Note”) at a rate equal to the then applicable rate of interest on such Senior Subordinated Exchange Note. If such Lender exercises such right, such Senior Subordinated Exchange Note will be non-callable for the first five years from the Refinancing Date (subject to customary equity clawback and make-whole provisions) and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the coupon in effect on the date of sale of such Senior Subordinated Exchange Note to a third party purchaser, which premium shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the Senior Subordinated Final Maturity Date, provided that such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

Registration Rights:	The Issuer will file within 180 days after the first issuance of Senior Subordinated Exchange Notes, and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Senior Subordinated Exchange Notes (a “Shelf Registration Statement”) and/or a registration statement relating to a Registered Exchange Offer (as defined below). If a Shelf Registration Statement is filed, the Issuer will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Senior Subordinated Exchange Notes but in no event longer than two years from the Senior Subordinated Bridge Loan Initial Maturity Date. If within 300 days from the first issuance of Senior Subordinated Exchange Notes, a Shelf Registration Statement for the Senior Subordinated Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a “Registered Exchange Offer”)

whereby the Issuer has offered registered notes having terms identical to the Senior Subordinated Exchange Notes (the “Substitute Notes”) in exchange for all outstanding Senior Subordinated Exchange Notes and Senior Subordinated Bridge Loans (it being understood that a Shelf Registration Statement is required to be made available in respect of Senior Subordinated Exchange Notes the holders of which could not receive Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act of 1933, as amended (the “Securities Act”) (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Senior Subordinated Exchange Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay liquidated damages of 0.25% per annum on the principal amount of Senior Subordinated Exchange Notes (which rate of liquidated damages shall increase by 0.25% per annum after 90 days to a maximum of 0.50% per annum) to holders of such Senior Subordinated Exchange Notes who are unable freely to transfer Senior Subordinated Exchange Notes from and including the 301st day after the date of the first issuance of Senior Subordinated Exchange Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Senior Subordinated Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable cash interest rate cap). The Issuer will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder, subject to the time limitations set forth in the second sentence of this paragraph.

Right to Transfer Senior Subordinated Exchange Notes:	The holders of the Senior Subordinated Exchange Notes shall have the absolute and unconditional right to transfer such Senior Subordinated Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Events of Default:	Consistent with those in recently issued high yield debt securities issued by affiliates of the Sponsors.

Governing Law and Forum:	New York.

CONFIDENTIAL	EXHIBIT H

Project Beethoven

$6,165,000,000 Senior Secured Tender Offer Facility

$3,600,000,000 Senior Secured Term Loan Credit Facility

Up to $750,000,000 Senior Secured Revolving Credit Facility

Up to $750,000,000 Senior Secured Asset-Based Credit Facility

$775,000,000 Senior Unsecured Cash Pay Bridge Facility

$775,000,000 Senior Unsecured PIK Option Bridge Facility

$1,015,000,000 Senior Subordinated Bridge Facility

Summary of Additional Conditions Precedent

Capitalized terms used in this Exhibit H shall have the meanings set forth in the other Exhibits attached to the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit H shall be determined by reference to the context in which it is used.

(A) The commitment of the Initial Lenders under the Commitment Letter and the agreements of the Arrangers to perform the services described in the Commitment Letter with respect to the Tender Facility are subject to the conditions set forth under the ninth paragraph of the Commitment Letter and those set forth in Exhibit B, and satisfaction or waiver of the conditions precedent set forth below, it being understood that there shall be no conditions to closing or the funding of the Tender Facility other than those expressly set forth under “Conditions” in the Commitment Letter and Exhibit B and those set forth below:

(i)	The conditions to Merger Sub’s obligations to purchase Shares pursuant to the Offer in accordance with the Acquisition Agreement shall have been satisfied in all material respects without waiver or amendment of any material provisions thereof (other than the conditions set forth in paragraph (f) of Annex A to the Acquisition Agreement) and the terms of the Acquisition Agreement shall not have been amended or waived (in each case other than any such waivers or amendments as are not, taken as a whole, materially adverse to the Initial Lenders or the Joint Lead Arrangers) unless consented to by the Joint Lead Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii)	Merger Sub shall have accepted for purchase Shares pursuant to the Offer representing at least the Adjusted Minimum Number (as defined in the Acquisition Agreement).

(iii)	The Equity Contribution shall have been made in the manner contemplated by the Commitment Letter.

(iv)	The Joint Lead Arrangers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act that has been requested not less than five business days prior to the Tender Closing Date.

(v)	Subject in all respects to the ninth paragraph of the Commitment Letter, all documents and instruments required to perfect the Administrative Agent’s security interest in the Tender Facility Collateral (as defined in Exhibit B) shall have been executed and delivered and, if applicable, be in proper form for filing, and none of the Tender Facility Collateral shall be subject to any other pledges, security interest or mortgages.

(B) The commitment of the Initial Lenders under the Commitment Letter and the agreements of the Arrangers to perform the services described in the Commitment Letter with respect to the Senior Secured Facilities and the Bridge Facilities are subject to the conditions set forth under the ninth paragraph of the Commitment Letter and Exhibits C, D, E, F and G, and satisfaction or waiver of the conditions precedent set forth below, it being understood that there shall be no conditions to closing or the funding of the Senior Secured Facilities or the Bridge Facilities other than those expressly set forth in the Commitment Letter and such Exhibits and those set forth below:

(i)	The Joint Lead Arrangers shall have received reasonably satisfactory evidence that all loans outstanding under, and all other amounts due in respect of, all indebtedness for borrowed money of the Company or any of its subsidiaries and the Tender Facility shall have been repaid in full (or satisfactory arrangements made for such repayment) and the commitments thereunder shall have been permanently terminated, except for (A) the loans and other extensions of credit under the Senior Secured Facilities, (B) the Notes and/or loans under the Bridge Facilities, as the case may be, and (C) other limited indebtedness to be agreed upon (including any capitalized leases now existing or in existence on the Refinancing Date (or any debt incurred to refinance such capital leases and other ordinary course indebtedness consistent with past practices, and to finance any related costs and any loans under the European and Japanese credit facilities of the Company and its subsidiaries)).

(ii)	The Merger shall have been consummated prior to or shall be consummated substantially simultaneously with or immediately following the initial funding under the Senior Secured Facilities in accordance with the Acquisition Agreement without waiver or amendment of any material provisions thereof (other than any such waivers or amendments as are not, taken as a whole, materially adverse to the Initial Lenders or the Joint Lead Arrangers) unless consented to by the Joint Lead Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii)

The Joint Lead Arrangers shall have received (i) consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended at least 90 days prior to the Refinancing Date, and (ii) unaudited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company for each subsequent fiscal quarter ended at least 45 days before the Refinancing Date (which (y) need not include any information or notes not required by GAAP to be included in interim financial statements and (z) are subject to normal year-end adjustments), in each case, such financial statements shall have been prepared in accordance with GAAP and the accounting and disclosure rules, regulations and forms promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, this condition shall cease to be a condition precedent to the initial borrowing under each of the Senior Secured Facilities and the Bridge Facilities on the date that is 30 calendar days prior to the Tender Facility Maturity Date.

(iv)	The Joint Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Refinancing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of the most recent fiscal year for which financial statements are required to have been provided pursuant to clause (B)(iii) of this Exhibit H (in the case of such statement of income). Notwithstanding the foregoing, such pro forma consolidated financial statements shall satisfy this condition to the extent based upon the historical financial statements described in clause (B)(iii) of this Exhibit H. Notwithstanding the foregoing, this condition shall cease to be a condition precedent to the initial borrowing under each of the Senior Secured Facilities and the Bridge Facilities on the date that is 30 calendar days prior to the Tender Facility Maturity Date.

(v)	With respect to the Bridge Facilities, (i) the Company shall have used commercially reasonable efforts to provide the Investment Bank (as defined in the Fee Letter referred to in the Commitment Letter) with the Required Information (as defined in the Acquisition Agreement) (ii) upon delivery of the Required Information, the Borrower shall have used commercially reasonable efforts to make senior management personnel reasonably satisfactory to the Investment Bank available to participate in a customary marketing process for the applicable Notes and (iii) the Company shall have used commercially reasonable efforts to afford the Investment Bank a period of at least 15 consecutive calendar days (provided that such period occurs either entirely before or entirely after the period from and including August 17, 2007 through and including September 3, 2007) following receipt of the material described in clause (i) to seek to offer and sell or privately place the Notes with qualified purchasers thereof. Notwithstanding the foregoing, this condition shall cease to be a condition precedent to the initial borrowing under each of the Bridge Facilities on the date that is 30 calendar days prior to the Tender Facility Maturity Date.

(vi)	The Joint Lead Arrangers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act that has been requested not less than five business days prior to the Refinancing Date.

(vii)	With respect to the Senior Secured Facilities, subject in all respects to the ninth paragraph of the Commitment Letter, the Guarantees shall have been executed and be in full force and effect and all documents and instruments required to perfect the Administrative Agent’s security interest in the Collateral (as defined in Exhibit C) shall have been executed and delivered and, if applicable, be in proper form for filing, and none of the Collateral shall be subject to any other pledges, security interest or mortgages, except for liens permitted under the Facilities Documentation.